                          SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ASA HOLDINGS, INC.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]


                               ASA HOLDINGS, INC.
                         100 HARTSFIELD CENTRE PARKWAY
                                   SUITE 800
                          ATLANTA, GEORGIA 30354-1356
                                 (404) 766-1400


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of ASA Holdings, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ASA Holdings, Inc. ("ASA HOLDINGS") will be held in Meeting Rooms 117-118 at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Wednesday, May 21, 1997, at 11:00 a.m. Eastern Daylight Savings Time, for the following purposes:

     (1) To consider and vote on a proposal to fix the number of Directors of ASA Holdings at six (6) and to elect six (6) Directors for the ensuing year; and

     (2) To consider and vote upon a proposal to adopt and approve the ASA Holdings, Inc. 1997 Nonqualified Stock Option Plan; and

     (3) To transact such other business as may properly come before the meeting.

These items and other matters relating to the Annual Meeting are more fully discussed in the Proxy Statement accompanying this notice, which is hereby incorporated herein.

     Holders of record of ASA Holdings' common stock, $0.10 par value per share, at the close of business on April 4, 1997, will be entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be maintained during the 10-day period before the Annual Meeting at ASA Holdings' corporate offices.

     Whether or not you expect to be present in person at the Annual Meeting, please sign and date the accompanying proxy card and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the Annual Meeting. Returning your executed proxy card will not affect your right to attend the Annual Meeting and vote your shares in person.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  John W. Beiser
                                  Secretary

April 16, 1997
Atlanta, Georgia

                               TABLE OF CONTENTS

THE REORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

THE 1997 ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   Action to be Taken Under the Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
   Identification of Executive Officers, Directors and Nominees for Election as a Director  . . . . . . . . . . . . .   5
   Identification of Other Significant Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   Committees of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   Compensation Committee Interlocks and Additional Information with Respect to Compensation Decisions  . . . . . . .   8
   Meetings of the Board of Directors and Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Compensation Committee Report on Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Employment Contracts, Termination of Employment and Change-in-Control Arrangements . . . . . . . . . . . . . . . .  18

EXECUTIVE COMPENSATION SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   Option and SAR Grants Table  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   Option and SAR Exercise Table  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   Stock Price Performance Graph  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

PROPOSAL TO ADOPT AND APPROVE THE 1997 NONQUALIFIED STOCK OPTION PLAN . . . . . . . . . . . . . . . . . . . . . . . .  26
   Reasons for Adopting the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   Purposes of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   Plan Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   Terms of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   Shares Available Under the 1997 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   Exchange of Stock Appreciation Rights for Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   Reload Option Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   Effect of Termination of Employment, Death or Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   Exercise of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   Other Terms of the 1997 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   Federal Income Tax Effects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   New Plan Benefits Table  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   Approval of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

RELATIONSHIP WITH INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Shareholders' Proposals for 1998 Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Action on Other Matters at the 1997 Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   Section 16(a) Beneficial Ownership Reporting Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   Incorporation of Proxy Statement by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                               ASA HOLDINGS, INC.
                         100 HARTSFIELD CENTRE PARKWAY
                                   SUITE 800
                          ATLANTA, GEORGIA 30354-1356
                                 (404) 766-1400

                           ------------------------

                          ANNUAL SHAREHOLDERS' MEETING
                                  MAY 21, 1997

                           ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of ASA Holdings, Inc. ("ASA HOLDINGS") to be voted at ASA Holdings' Annual Meeting of Shareholders to be held on May 21, 1997, and any postponements or adjournments thereof (the
"1997 ANNUAL MEETING"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, which is hereby incorporated herein. The 1997 Annual Meeting will be held in Meeting Rooms 117-118 at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Wednesday, May 21, 1997, at 11:00 a.m., Eastern Daylight Savings Time. ASA Holdings is sending this Proxy Statement and its Annual Report for the year ended December 31, 1996 (the "1996 ANNUAL REPORT") to each shareholder of record (a "SHAREHOLDER" and collectively, the "SHAREHOLDERS") as of the April 4, 1997 record date (the "RECORD DATE"). ASA Holdings first sent or gave this Proxy Statement and accompanying form of proxy (the "PROXY CARD") to the Shareholders on or about April 16, 1997. The 1996 Annual Report, which contains financial and other information regarding ASA Holdings and its subsidiaries, is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation materials.

                               THE REORGANIZATION

     ASA Holdings is a holding company the principal assets of which are the shares of its wholly owned subsidiaries Atlantic Southeast Airlines, Inc. ("ASA") and ASA Investments, Inc. ("ASA INVESTMENTS"). ASA Holdings became the parent holding company for ASA and ASA Investments pursuant to a corporate reorganization (the "REORGANIZATION"), which was effective after the close of business on December 31, 1996. In May 1996, ASA's Board of Directors approved the Reorganization subject to the approval of ASA's shareholders. The shareholders approved the Reorganization on December 23, 1996.

     Pursuant to the Reorganization, ASA merged with a wholly owned subsidiary of ASA Holdings. As part of the merger, each issued and outstanding share of ASA's common stock (other than shares of treasury stock, which were canceled) was converted into one share of ASA Holdings' common stock. Immediately after the merger on December 31, 1996, ASA effected a dividend to ASA Holdings of all of the capital stock of ASA Investments. As a result of the Reorganization, ASA and ASA Investments became the wholly owned subsidiaries of ASA Holdings.

     ASA Holdings' Board of Directors believes that the holding company structure makes available to ASA Holdings and its subsidiaries a greater selection of financing, acquisition and organizational alternatives than was available to ASA prior to the Reorganization. The holding company structure provides greater flexibility than was available to ASA primarily because (a) any new subsidiaries formed by ASA Holdings will be insulated from the liabilities of and risks associated with ASA's operation of a commercial airline; (b) ASA will be better insulated from the liabilities of any risks associated with the operation of businesses by other subsidiaries of ASA Holdings; (c) ASA Holdings and its other subsidiaries will not be restricted by credit agreements that have been or may be entered into by ASA that include restrictive covenants; (d) ASA Holdings and its other subsidiaries will not be constrained by the other contracts that, from time to time, are binding on ASA;
(e) ASA will not be constrained by the credit agreements or other contracts entered into by ASA Holdings' other subsidiaries; (f) depending on the business conducted, ASA Holdings and its subsidiaries may be free from certain direct constraints on ASA imposed by regulatory requirements; and (g) the holding company structure accommodates future acquisition opportunities, whether the acquisition is inside or outside of ASA's current line of business, because ASA Holdings can now acquire additional businesses directly, thereby permitting these businesses to remain independent of ASA's operations.

                            THE 1997 ANNUAL MEETING

SOLICITATION OF PROXIES

     ASA Holdings will solicit proxies for the 1997 Annual Meeting by mail. ASA Holdings' directors, officers and regular employees may also solicit proxies personally or by telephone, but such persons will not be specially compensated for such services. ASA Holdings' regularly retained investor relations firm, Corporate Communications, Inc., may also solicit proxies by telephone and mail. ASA Holdings will bear the cost of this solicitation. ASA Holdings will not pay Corporate Communications, Inc. a separate fee for any such solicitations. ASA Holdings will reimburse banks, brokers, nominees and other custodians and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of ASA Holdings' common stock, $0.10 par value per share ("HOLDINGS COMMON STOCK"), as of the Record Date. ASA Holdings will bear the expense of preparing, assembling, printing, mailing and soliciting proxies.

ACTION TO BE TAKEN UNDER THE PROXIES

     When a Shareholder properly executes and timely returns a proxy card in the enclosed form, the shares of Holdings Common Stock represented by the proxy card will be voted at the 1997 Annual Meeting in the manner specified on the proxy card.

     EXECUTION OF PROXY CARDS. If a Shareholder is a corporation or a partnership, a duly authorized person should sign the accompanying proxy card in the full corporate or partnership name. If shares are registered in more than one name, each registered owner should sign the proxy card. If the person executing the proxy card is doing so pursuant to a power of attorney or as an executor, administrator, trustee or guardian, the person should include his or her full title on the proxy card and should include a certificate or other evidence of appointment with the proxy card when delivering it to ASA Holdings' corporate Secretary.

     ELECTION OF DIRECTORS. Unless instructed otherwise on the proxy card, one or both of the persons named as proxies on the proxy cards will vote all properly executed and timely received proxy cards at the 1997 Annual Meeting "FOR" the proposal to fix the number of Directors at six (6) and to elect the six (6) nominees for election as a Director named under the heading "ELECTION OF DIRECTORS."

     1997 NONQUALIFIED STOCK OPTION PLAN. Unless instructed otherwise on the proxy card, one or both of the persons named as proxies on the proxy cards will vote all properly executed and timely received proxy cards at the 1997 Annual Meeting "FOR" the proposal to adopt and approve the ASA Holdings, Inc. 1997 Nonqualified Stock Option Plan (the "1997 PLAN") as described under the heading "PROPOSAL TO ADOPT AND APPROVE THE 1997 NONQUALIFIED STOCK OPTION PLAN."

     OTHER MATTERS. ASA Holdings' management knows of no matter to be brought before the 1997 Annual Meeting other than those mentioned herein. If, however, any other matters properly come before the meeting, it is intended that one or both of the persons named as proxies on the proxy cards will vote the properly executed and timely received proxy cards in accordance with the judgment of such persons. If a broker indicates on a proxy card that it does not have discretionary authority with respect to certain shares of Holdings Common Stock to vote on a particular matter (i.e., a broker non-vote), those shares will not be voted on that matter.

     REVOCATION OF PROXIES. Any Shareholder who timely delivers a properly executed proxy card will revoke all prior proxies given by that Shareholder. Any Shareholder who timely delivers a properly executed proxy card may revoke it at any time prior to the exercise of that proxy. Any proxy card may be revoked by the Shareholder executing the proxy card if the Shareholder attends the 1997 Annual Meeting and gives oral notice of the Shareholder's election to vote in person, without compliance with any other formalities. In addition, any proxy card may be revoked prior to the 1997 Annual Meeting by the Shareholder executing the proxy card if the Shareholder delivers an instrument revoking it or a duly executed proxy card bearing a later date to ASA Holdings' corporate Secretary.

VOTING RIGHTS

     Holdings Common Stock is the only class of securities entitled to vote at the 1997 Annual Meeting. The Board of Directors, pursuant to ASA Holdings' Bylaws, has fixed April 4, 1997, at the close of business, as the Record Date for the determination of holders of Holdings Common Stock entitled to notice of and to vote at the 1997 Annual Meeting or at any postponements or adjournments thereof. At April 4, 1997, there were 29,858,570 shares of Holdings Common Stock outstanding and entitled to be voted at the 1997 Annual Meeting (excluding any treasury shares).

     Each share of Holdings Common Stock is entitled to one vote at the 1997 Annual Meeting.

     QUORUM REQUIREMENTS. A majority of the outstanding shares of Holdings Common Stock represented at the meeting, in person or by proxy, will constitute a quorum. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining if a quorum is present.

     FIX NUMBER OF DIRECTORS. If a quorum is present, the number of directors to be elected for the ensuing year will be fixed at six (6) unless the votes cast favoring a lesser number (as indicated by striking a line through one or more nominees' names on the proxy card) exceed the votes cast favoring the proposal to fix the number at six (6). Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote because the shares will be treated as not having been voted.

     ELECTION OF DIRECTORS. In connection with the election of Directors, if a quorum is present the nominees receiving a plurality of the votes cast will be elected as Directors. For such purposes, only shares that are voted (votes cast for nominees and votes withheld) will be counted. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote because the shares will be treated as not having been voted.

     PROPOSAL TO ADOPT AND APPROVE THE 1997 PLAN. With respect to the proposal to adopt and approve the 1997 Plan, if a quorum is present the proposal will pass if the votes cast favoring the action exceed the votes cast opposing the action. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote because the shares will be treated as not having been voted.

     OTHER MATTERS. With respect to all other matters to be voted upon at the 1997 Annual Meeting, if a quorum is present a proposal will pass if the votes cast favoring the action exceed the votes cast opposing the action. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote because the shares will be treated as not having been voted. At this time, ASA Holdings' management does not know of any other matters to be presented for action at the 1997 Annual Meeting

     VOTE BY DIRECTORS AND EXECUTIVE OFFICERS. For purposes of any vote at the 1997 Annual Meeting, as of the Record Date ASA Holdings' Directors and Executive Officers as a group (8 persons) beneficially owned 1,518,764 shares of Holdings Common Stock (approximately 5.1%). See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS."

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated the following individuals for membership on ASA Holdings' Board of Directors: John W. Beiser, Jean A. Mori, Parker H. Petit, George F. Pickett, Alan M. Voorhees, and Ralph W. Voorhees. The Board of Directors recommends a vote "FOR" each of these nominees.

     The entire Board of Directors of ASA Holdings, Inc. will be elected for a term of one year and until their successors are elected and qualified or until their earlier resignation or removal. ASA Holdings' Bylaws provide that there shall be not less than three (3), nor more than nine (9), Directors and that the exact number may be fixed from time to time by ASA Holdings' shareholders. The Board of Directors recommends that the Shareholders vote "FOR" the proposal to fix the number of Directors at six (6) and to elect the six (6) named nominees for election as a Director for the ensuing year. It is the intention of the persons named as proxies in the accompanying proxy card to vote "FOR" setting the number of Directors at six (6) and "FOR" electing the six (6) nominees identified above. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named as proxies in the accompanying proxy card to vote "FOR" the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are designated by the proxy holders or by ASA Holdings' Board of Directors to fill the vacancy; provided, however, the proxies will not be voted for a greater or lesser number of nominees than six
(6), unless the Shareholders vote to set the number of Directors at a number more or less than six (6).

     Except for Julius P. Gwin, who retired in September 1996, all of the nominees for election as a Director of ASA Holdings are the same individuals that were elected as directors by the shareholders of ASA at its Annual Meeting of Shareholders in 1996. ASA Holdings' Board of Directors authorized the election of all of ASA's directors who were in office immediately prior to the effectiveness of the Reorganization to serve as members of ASA Holdings' Board of Directors immediately after the Reorganization was effective.

     Under the terms of a Stock Agreement dated as of March 17, 1997 (the "STOCK AGREEMENT") among ASA Holdings, ASA, Delta Air Lines, Inc. ("DELTA") and Delta Air Lines Holdings, Inc., Delta's wholly-owned subsidiary, Delta has the right to designate up to two members of ASA Holdings' Board of Directors so long as Delta continues to beneficially own (directly or indirectly) at least 10% of the outstanding Holdings Common Stock. Prior to the Reorganization, Delta had substantially the same rights with respect to ASA's Board of Directors. Julius
P. Gwin, a Delta designated member of ASA's Board of Directors, retired effective as of September 1, 1996. Edward H. West was designated by Delta to fill the resulting vacancy. Mr. West resigned effective as of March 27, 1997, when Delta decided to remove its designated members from ASA Holdings' Board of Directors. As of February 15, 1997, Delta (indirectly through its wholly owned subsidiary Delta Air Lines Holdings, Inc.) beneficially owned approximately 26.8% of the outstanding Holdings Common Stock.

See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS." See also "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS."

IDENTIFICATION OF EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES FOR ELECTION AS A DIRECTOR

     The following information is furnished with respect to each Director, each nominee for election as a Director, and for each executive officer named in the "SUMMARY COMPENSATION TABLE" under the caption "EXECUTIVE COMPENSATION SUMMARY" (the "EXECUTIVE OFFICERS"):

                                                                              Director         Executive
 Executive Officers and Directors                                  Age       Since (1)       Officer Since (1)
 --------------------------------                                  ---       ---------       -----------------
 George F. Pickett, Director and Executive Officer                 56           1979               1979
  (Chairman  of the Board and Chief Executive Officer)

 John W. Beiser, Director and Executive Officer                    56           1982               1979
   (President and Secretary)

 Ronald V. Sapp, Executive Officer                                 52            --                1985
  (Vice President and Chief Financial Officer)

 R. Mark Bole, Executive Officer                                   38            --                1997
  (Assistant Vice President-Treasurer)

 Jean A. Mori, Director                                            60           1994                --

 Parker H. Petit, Director                                         57           1982                --

 Alan M. Voorhees, Director                                        74           1979                --

 Ralph W. Voorhees, Director                                       70           1979                --

(1) If years prior to 1997 are indicated below, tenure in this position with ASA prior to the Reorganization is included in lieu of tenure with ASA Holdings, which was incorporated in September 1996.

     John W. Beiser is the brother-in-law of Ralph W. Voorhees who is the brother of Alan M. Voorhees. There are no other family relationships among any of the Executive Officers, Directors and nominees for election as a Director who are listed above.

     George F. Pickett is ASA Holdings' and ASA's Chairman of the Board and Chief Executive Officer and a member of the Board of Directors of both companies. He has served as Chairman of the Board and Chief Executive Officer of ASA since February 1994 and of ASA Holdings since its inception in September 1996. Since ASA's inception in 1979 and until February 1994, he served as ASA's President and Chief Executive Officer. Mr. Pickett has been a member of the Board of Directors of both ASA and ASA Holdings since their respective inception.

     John W. Beiser is ASA Holdings' and ASA's President and a member of the Board of Directors of both companies. He has served as President of ASA since February 1994 and of ASA Holdings since its inception in September 1996. He has served as Secretary of both companies since their respective inception. In addition, Mr. Beiser was ASA's Vice President from its inception until 1985 when he was designated as ASA's Senior Vice President-Sales and Services. Mr. Beiser has been a member of the Board of Directors of ASA since 1982 and of ASA Holdings since its inception.

     Ronald V. Sapp is ASA Holdings' and ASA's Vice President-Finance and Chief Financial Officer. Mr. Sapp has been Vice President-Finance and Chief Financial Officer for ASA since 1985 and for

ASA Holdings since the Reorganization was effective. He served as ASA's Treasurer from 1985 until February 1997 and as ASA Holdings' Treasurer between September 1996 and February 1997. From 1983 to 1985, Mr. Sapp served as Vice President-Finance and Treasurer of Air Atlanta, Inc., a scheduled passenger airline. From 1979 to 1983, Mr. Sapp served as Vice President and Controller of Air California, Inc., a scheduled passenger airline.

     R. Mark Bole was named ASA Holdings' and ASA's Assistant Vice President-Treasurer in February 1997. He was also designated as an executive officer by ASA Holdings in 1997. He was ASA's Assistant Vice
President-Assistant Treasurer from February 1996 until February 1997 and held the same positions with ASA Holdings from the effective date of the Reorganization until February 1997. Mr. Bole served as a Vice President of Wachovia Bank of Georgia, N.A., from May 1991 until February 1996.

     Jean A. Mori has been a member of ASA Holdings' Board of Directors since September 30, 1996, and was a member of ASA's Board of Directors from 1994 until December 31, 1996. Mr. Mori is Chairman of the Board and President of Mori Luggage & Gifts, Inc., a retail chain of 26 stores throughout the Southeast specializing in luggage, business cases, leather goods and gifts. He has held this position since the founding of Mori Luggage & Gifts, Inc. in 1971. Mr. Mori served as the President of the National Luggage Dealers Association from 1986 to 1988 and has served on its Board of Directors since 1980. Mr. Mori is a member of the Compensation Committee of ASA Holdings' Board of Directors.

     Parker H. Petit has been a member of ASA Holdings' Board of Directors since September 30, 1996, and was a member of ASA's Board of Directors from 1982 until December 31, 1996. Mr. Petit has been Chairman of the Board and Chief Executive Officer of Healthdyne, Inc., a diversified health care technology and services company, since he participated in its founding in 1970. Mr. Petit has also served as a director of Healthdyne Technologies since May 1995, Healthdyne Information Enterprises since November 1995, Matria Healthcare since March
1996, and Inteligent Systems, Inc. since May 1996. Mr. Petit is a member of the Compensation Committee of ASA Holdings' Board of Directors.

     Alan M. Voorhees has been a member of ASA Holdings' Board of Directors since September 30, 1996, and was a member of ASA's Board of Directors from 1979 until December 31, 1996. Mr. Voorhees was Chairman of the Board of ASA from 1979 until February 1994. Mr. Voorhees is Chairman of the Board of Summit Enterprises, Inc. of Virginia, an investment management firm organized by Mr. Voorhees in 1979. Mr. Voorhees has served as a director of Micros Systems, Inc., an electronic cash register manufacturer for the hospitality industry, since 1982. Mr. Voorhees is a member of the Audit Committee of ASA Holdings' Board of Directors.

     Ralph W. Voorhees has been a member of ASA Holdings' Board of Directors since September 30, 1996, and was a member of ASA's Board of Directors from 1979 until December 31, 1996. Mr. Voorhees has been Senior Vice President-Investments with PaineWebber Incorporated, an investment banking firm, since 1973. Mr. Voorhees is a member of the Audit Committee of ASA Holdings' Board of Directors.

     The shares of Holdings Common Stock beneficially owned by each such Director and nominee for election as a Director and by the Executive Officers is shown under the heading "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS."

IDENTIFICATION OF OTHER SIGNIFICANT EMPLOYEES

     The following information is furnished with respect to other significant employees of ASA Holdings and ASA:


 Other Significant Employees                          Age          Employee Since (1)
 ---------------------------                          ---          ------------------
 William H. Hinson (Vice President)                    51                 1987

 Tilden M. Shanahan (Vice President)                   64                 1985

 Renee  H. Skinner (Asst. Vice President)              40                 1986

 Samuel J. Watts (Vice President)                      49                 1983

(1) If years prior to 1997 are indicated below, tenure in this position with ASA prior to the Reorganization is included in lieu of tenure with ASA Holdings, which was incorporated in September 1996.

     William H. Hinson has served as ASA's Vice President-Technical Services since 1992. Mr. Hinson served as ASA's Director of Maintenance from 1987 until 1992.

     Tilden M. Shanahan has been ASA's Vice President-Flight Operations since 1985. From 1984 to 1985, Mr. Shanahan served as Vice President of Flight Operations for Jet Express, Inc., a charter airline. From 1960 to 1984, Mr. Shanahan served as a pilot, check pilot and Vice President of Flying for Republic Airlines, Inc., a major airline.

     Renee H. Skinner is ASA Holdings' and ASA's Assistant Vice
President-Controller. She has held these positions with ASA since 1994 and with ASA Holdings since the Reorganization was effective. Ms. Skinner served as ASA's Manager of Accounting from 1986 through 1994.

     Samuel J. Watts has been employed by ASA in customer service positions since 1983. From 1985 to 1994, he was ASA's Vice President-Customer Services. In 1994, he was elected as ASA's Vice President-Sales and Customer Services. Mr. Watts was employed by Southeastern Airlines, a regional airline, from 1982 to 1983 as its Vice President-Marketing. From 1972 to 1982, Mr. Watts worked for Eastern Airlines, Inc., a major airline, in various line and staff positions. Mr. Watts' last position at Eastern was as Manager of Interline Sales.

COMMITTEES OF THE BOARD OF DIRECTORS

     ASA Holdings has two standing committees, an Audit Committee and a Compensation Committee. ASA Holdings does not have a separate nominating committee.

     ASA Holdings' Audit Committee currently consists of Alan M. Voorhees and
Ralph W. Voorhees.   Immediately prior to the Reorganization, ASA's Audit
Committee consisted of Jean A. Mori, Ralph Voorhees and Edward H. West. Immediately after the Reorganization, ASA Holdings' Audit Committee consisted of the same three individuals. Mr. West resigned as a member of the Audit Committee and the Board of Directors effective as of March 27, 1997. Mr. Alan Voorhees replaced Jean Mori on the Audit Committee in April 1997 when Mr. Mori was appointed to serve on the Compensation Committee. ASA Holdings' Audit Committee is empowered to: (i) recommend to the Board of Directors (annually or as required) the independent auditors for company; (ii) review and approve the scope and general procedures to be used by both the internal and independent auditors during the conduct of their examination; (iii) discuss audit findings and/or management letter recommendations with representatives of the independent auditors; (iv) review ASA Holdings' conflict of interest policy and insure that such policy is actively maintained; (v) review professional services provided by the independent auditors after service is performed, including audit and other fees; (vi) review the independence and objectivity of the internal audit function and the historical and proposed activities of the internal audit department, and approve the scope of such plans; (vii) review with ASA Holdings' chief financial and accounting officer and independent auditors their reports, if any, as to the scope and adequacy of the internal accounting controls and compliance with the record keeping provisions of the Foreign Corrupt Practices Act; (viii) review any actual or proposed changes in accounting principles which will have a material impact on ASA Holdings' financial statements; and (ix) direct and supervise (where appropriate) special investigations into any matters that raise questions about the accuracy of ASA Holdings' financial statements or the adequacy of the internal accounting controls.

     ASA Holdings' Compensation Committee consists currently of Jean A. Mori and Parker H. Petit. From May 1996 until immediately prior to the Reorganization, ASA's Compensation Committee consisted of Parker H. Petit and Alan M. Voorhees. Immediately after the Reorganization, ASA Holdings' Compensation Committee consisted of the same two individuals. Mr. Mori replaced Mr. Alan Voorhees on the Compensation Committee in April 1997. From January 1996 to May 1996, Alan
M. Voorhees and Ralph W. Voorhees served as ASA's Compensation Committee. The Compensation Committee is empowered as described below under the caption "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

COMPENSATION COMMITTEE INTERLOCKS AND ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION DECISIONS

     The members of ASA's Compensation Committee at the end of fiscal 1996 were Messrs. Petit and Alan M. Voorhees. From January 1996 to May 1996, Alan M. Voorhees and Ralph W. Voorhees served as ASA's Compensation Committee. No member of the Compensation Committee was also an officer or employee of ASA during fiscal 1996.

     Mitchell Hutchins, a subsidiary of PaineWebber Incorporated, ("PAINEWEBBER") managed cash and short-term investments for ASA Investments until February 1, 1997. Ralph W. Voorhees, a member of ASA Holdings' Board of Directors and a member of its Audit Committee and Compensation Committee at different times during 1996, is a Senior Vice President-Investments for PaineWebber. Mitchell Hutchins' compensation for such services is based on the amount of assets invested on behalf of ASA Investments. With respect to services rendered during fiscal 1996, ASA incurred accrued fees payable to Mitchell Hutchins of approximately $151,000.

     During fiscal 1996, ASA entered into certain other transactions with companies that have business relationships with certain of its Directors and Executive Officers, which relationships and transactions are described above under the caption "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS."

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During fiscal 1996, ASA's Board of Directors met four times, its Audit Committee met one time and its Compensation Committee formally met one time. Each incumbent ASA Holdings Director attended at least 75% of the aggregate of
(1) the total number of meetings of ASA's Board of Directors during the period in 1996 in which he served as a Director, and (2) the total number of meetings held by the committees of ASA's Board of Directors (i.e., the Audit Committee and the Compensation Committee) on which he served during the period in 1996 in which he served as a member the committee.

COMPENSATION OF DIRECTORS

     During fiscal 1996, ASA's Directors who were employees of ASA and its subsidiary received no additional or special remuneration for serving as members of the Board of Directors. During fiscal 1996, the compensation for each member of ASA's Board of Directors who was not also an officer or employee of ASA or its subsidiary was set at $2,500 per quarter plus $1,000 for each meeting of the Board of Directors and $500 for each meeting of a committee of the Board of Directors that he attended. All members of ASA's Board of Directors were reimbursed for their expenses associated with attendance at formal Board meetings during fiscal 1996. During fiscal 1996, Alan M. Voorhees also received additional compensation of $24,000 per year for consulting services rendered to ASA.

     ASA Holdings' Board of Directors has authorized similar remuneration for non-employee directors during fiscal 1997, other than the consulting compensation to Alan Voorhees, which is not expected to be paid during fiscal 1997.

                             EXECUTIVE COMPENSATION

GENERAL

     In order to generally improve shareholders' understanding of all forms of compensation paid to executive officers, the criteria used to reach such compensation decisions, and any relationship between executive compensation and corporate performance, the Securities and Exchange Commission (the "SEC") adopted rules regarding the form and substance of the textural and tabular disclosure of executive compensation by publicly-held corporations to their shareholders. ASA Holdings hopes that the following disclosure provides its shareholders with an understanding of ASA's executive compensation structure during fiscal 1996 and insight into ASA's policies that shaped such compensation, which policies ASA Holdings intends to continue, unless indicated otherwise, during fiscal 1997.

     During fiscal 1996, ASA's Compensation Committee regularly reviewed and approved decisions with respect to compensation of its executive employees. ASA's Board of Directors provided that up to three of its independent, non-employee members should serve on its Compensation Committee and empowered the committee to:

     - approve compensation levels and increases for: (a) each executive officer who also serves as a member of the Board of Directors, and
          (b) any officer or employee whose annual base salary is in excess of $90,000;

     - approve all incentive payments to executive officers and other employees in excess of $5,000, paid in cash or property in any calendar year; and

     - undertake administration, upon specific direction of the Board of Directors, of employee benefit plans.

     ASA's full Board of Directors generally did not formally review its Compensation Committee's decisions relating to executive compensation, except in the event that such decisions required the adoption of documents relating to employee benefit plans or programs or the delegation to the Compensation Committee of administrative responsibilities with respect to such plans or programs. Decisions about grants or awards under stock-based employee benefit plans were made solely by ASA's Compensation Committee where Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), required that such grants or awards be made by a "disinterested" committee or by a committee of "outside directors."

     The SEC's rules addressing disclosure of executive compensation in proxy statements generally, require ASA Holdings to include in this Proxy Statement a report from the Compensation Committee addressing, with respect to the most recently completed fiscal year (which for this Proxy Statement would be the fiscal year ending December 31, 1996), (a) policies regarding executive compensation generally, (b) the factors and criteria considered in setting the compensation of the Chief Executive Officer, George F. Pickett, and (c) any relationship between such compensation and the performance of ASA Holdings and ASA, as appropriate.

     Accordingly, set forth below, for inclusion in this Proxy Statement, is the report submitted by Messrs. Jean A. Mori and Parker H. Petit in their capacity as ASA Holdings' Compensation Committee. Messrs. Parker H. Petit and Alan M. Voorhees served as ASA Holdings' Compensation Committee from December 31, 1996 through April 2, 1997. Messrs. Parker H. Petit and Alan M. Voorhees also served as ASA's

Compensation Committee from May 1996 until the effectiveness of the Reorganization on December 31, 1996, at which time ASA became ASA Holdings' wholly owned subsidiary.

     For clarification purposes, all references in the Compensation Committee Report to executive compensation policies adopted and employed by the Compensation Committee and management shall mean ASA's Compensation Committee and management prior to the effectiveness of the Reorganization and ASA Holdings' Compensation Committee and management thereafter, as appropriate. References to common stock issuable pursuant to or with respect to any employee benefit plan discussed in the Compensation Committee Report shall mean ASA Common Stock prior to the effectiveness of the Reorganization and Holdings Common Stock thereafter, as appropriate.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive Compensation Policies

     The executive compensation policies employed by ASA's Compensation Committee during fiscal 1996 were designed to provide a balanced compensation program that would assist ASA to attract, motivate and retain talented executive employees who ASA's Compensation Committee and senior management believed were important to long-term financial performance. ASA sought to accomplish this goal by providing a compensation program that, in the judgment of ASA's Compensation Committee and senior management:

     - was competitive with compensation programs offered by primary competitors and by other comparably capitalized companies;

     - integrated certain compensation elements with individual contributions to the accomplishment of certain corporate and operational goals; and

     - linked certain compensation elements with an opportunity to own common stock so that executive employees will have a personal interest in the enhancement of share performance and, as a result, have common interests with the shareholders.

     The Compensation Committee believes that each of these factors is integrally important to long-term financial performance. In designing and implementing the individual components of the executive compensation program, the Compensation Committee seeks a balance among these factors that varies depending on the level of policy making and operational responsibility of the executive employee. The Compensation Committee and senior management typically review the structure of the executive compensation program annually to ensure that these goals are being accomplished. The Compensation Committee also periodically reevaluates the compensation program to determine if it is competitive. This comparative analysis typically involves a review of compensation programs offered by competitors and by other comparably capitalized companies, to the extent such information is readily available to the Compensation Committee. The Compensation Committee often includes in such a review the compensation programs of comparably capitalized companies in the same business (including companies in the Peer Group, as defined under the caption "STOCK PRICE PERFORMANCE GRAPH" under the caption "EXECUTIVE COMPENSATION SUMMARY").

     During fiscal 1996, the components of ASA's executive compensation program consisted of salary; cash incentive bonus awards; a retirement program consisting of an investment savings plan, a deferred compensation plan and a supplemental executive retirement plan; and long-term incentive bonus arrangements in the form of stock appreciation rights (collectively "SARS" and individually an "SAR"). The structure of the executive compensation program for ASA's senior executives, Messrs. Pickett and Beiser (the "SENIOR EXECUTIVE OFFICERS"), and certain aspects of the compensation program for the other Executive Officers named in the "SUMMARY COMPENSATION TABLE" and key executive employees was approved by ASA's Compensation Committee and ratified by ASA's Board of Directors in 1990, except for the ASA Holdings, Inc. Supplemental Executive Retirement Plan (the "SERP"), which was adopted in 1995. Cash incentive bonus awards for the Senior Executive Officers and awards under the ASA Holdings, Inc. Stock Appreciation Rights Plan (the "SAR PLAN") are designed to link compensation to various performance factors. Accordingly, during fiscal 1996, ASA's Compensation Committee sought to grant a material portion of the total compensation package for the Senior Executive Officers through performance driven incentives. The same basic approach was taken with respect to determining compensation levels for other Executive Officers and executive employees.

     ASA Holdings' and ASA's Executive Officers may participate in the Atlantic Southeast Airlines, Inc. Investment Savings Plan (the "INVESTMENT SAVINGS PLAN") on the same basic terms as ASA Holdings' and ASA's non-executive employees, subject to certain legal limitations on contributions or benefits to highly compensated employees. The Atlantic Southeast Airlines, Inc. Executive Deferred Compensation Plan (the "EXECUTIVE DEFERRED COMPENSATION PLAN") was established to provide tax deferred contributions that exceed the contribution levels permitted under the Investment Savings Plan for highly compensated employees. The SERP is intended to provide individually tailored supplemental retirement income for certain key executive employees selected by the Compensation Committee. The only participants in the SERP to date are the Senior Executive Officers whose benefits under the SERP were designed to provide them with a fixed minimum level of income after retirement. In order to provide an incentive to the Senior Executive Officers to remain with ASA Holdings and its subsidiaries at least until age 65, benefits under the SERP will increase for every additional year, up to a maximum of ten years, that the Senior Executive Officer remains with ASA Holdings and its subsidiaries past age 55.

     On December 20, 1995, the Internal Revenue Service and Department of Treasury issued final regulations regarding compliance with Section 162(m) of the Code which generally limits the corporate tax deduction for compensation to $1 million for certain executive officers unless certain requirements are met. The limitations apply to certain compensation paid to the chief executive officer or any of the four highest paid officers of a publicly-held corporation. To qualify for exemption from these limitations, the compensation must be deemed to be "performance based" under Section 162(m). Such "performance based" compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals that are established by a committee of "outside directors." In addition, the material terms of these performance goals must be disclosed to and approved by the corporation's shareholders and the committee of "outside directors" must certify that the performance goals were attained. ASA Holdings' Compensation Committee has determined that, while the $1 million compensation deduction cap would be applicable to the Executive Officers, their compensation levels for fiscal 1996 were substantially below the cap. Nevertheless, ASA Holdings Compensation Committee intends to take Section 162(m) of the Code into consideration when determining compensation levels and to consider appropriate steps to mitigate any adverse impact this limitation may have on the deductibility of executive compensation by ASA Holdings and its subsidiaries.

     Salaries and Cash Incentive Bonus Awards

     During fiscal 1996, ASA's Compensation Committee established the salaries and bonus awards for the Senior Executive Officers and approved the salaries and bonus awards for the other Executive Officers and key executive employees, which were presented to ASA's Compensation Committee by the Senior Executive Officers. In both cases, ASA's Compensation Committee established the salaries and maximum bonus award levels based on factors such as: compensation programs offered by the primary competitors and by other comparably capitalized companies, annual inflation rates, ASA's financial performance and individual performance of the executives. Annual bonus awards to the Senior Executive Officers and other Executive Officers and key executive employees, some of which are reflected in the "SUMMARY COMPENSATION TABLE," are based on various subjective and objective performance criteria. ASA's Compensation Committee established no specific mechanism by which these specific subjective and objective factors were considered together for purposes of establishing salaries and bonus awards, but rather considered all of such factors in making a final determination of salary and bonus award levels. ASA Holdings' Compensation Committee then evaluated these award levels in fiscal 1997 to determine what percentage of the bonus award each Senior Executive Officer earned based on the achievement of certain performance criteria during fiscal 1996.

     THE CHIEF EXECUTIVE OFFICER'S SALARY AND BONUS. Using the criteria discussed above, at the beginning of fiscal 1996, ASA's Compensation Committee set Mr. Pickett's fiscal 1996 base salary at $271,020, an increase of 3.2% from fiscal 1995, and set his fiscal 1996 annual bonus award maximum at 50% of his base salary during fiscal 1996. Increases in Mr. Pickett's base salary have an impact on the amount of his annual bonus and the size of his award under the SAR Plan. The bonus award was tied to ASA's Compensation Committee's subjective determination of the achievement of certain objectives that were established for fiscal 1996. The factors evaluated in fiscal 1996 included ASA maintaining or improving certain specific performance criteria, including cost control and customer service, and development of long-term strategies for ASA and of ASA's senior management structure. After the end of fiscal 1996, ASA Holdings' Board of Directors subjectively determined, in view of the performance achieved, that Mr. Pickett earned 40% of his base salary during fiscal 1996.
At the end of fiscal 1995, ASA's Compensation Committee authorized ASA to pay to Mr. Pickett annually additional salary to cover his Medicare tax liability with respect to the vested portion of his interest in the SERP.

     SENIOR EXECUTIVE OFFICER SALARY BONUS AWARDS. At the beginning of fiscal 1996, ASA's Compensation Committee set Mr. Beiser's fiscal 1996 base salary at $264,600, an increase of 3.2% from fiscal 1995, and set his fiscal 1996 annual bonus award maximum at 50% of his base salary. Mr. Beiser's bonus award was determined on the same basis as Mr. Pickett's bonus award. After the end of fiscal 1996, ASA Holdings' Compensation Committee subjectively determined, in view of the performance achieved, that Mr. Beiser earned 40% of his base salary during fiscal 1996. At the end of fiscal 1995, ASA's Compensation Committee authorized ASA to pay to Mr. Beiser annually additional salary to cover his Medicare tax liability with respect to the vested portion of his interest in the SERP.

     OTHER EXECUTIVE OFFICER AND KEY EXECUTIVE EMPLOYEE SALARY AND BONUS AWARDS. After the end of fiscal 1996, ASA Holdings' Compensation Committee, in consultation with the Senior Executive Officers, approved the amount of the cash bonus awards for the other Executive Officers and key executive employees for the fiscal year just ended. While the criteria for such bonus awards was not as specific as those for the Senior Executive Officers, the same basic analysis was applied by the Senior Executive Officers in determining the amount of the awards for the other Executive Officers and key executive employees that the Senior Executive Officers recommended to ASA Holdings' Compensation Committee.

     Stock Appreciation Rights

     The SAR Plan provides the Executive Officers employed by ASA and certain other of ASA's key executive employees with the opportunity to benefit from enhanced share performance. The SAR Plan, formerly known as the 1990 Stock Appreciation Rights Plan of Atlantic Southeast Airlines, Inc., was approved by ASA's Compensation Committee, adopted by ASA's Board of Directors and ratified by ASA's shareholders during fiscal 1990. ASA Holdings agreed to assume all of ASA's obligations under the SAR Plan, to be a plan sponsor of the SAR Plan and to issue Holdings Common Stock upon the exercise of SARs.

     The SAR Plan is administered by the Compensation Committee which, in accordance with the SAR Plan, has the authority to determine the persons who, in their judgment, are key executive employees of ASA and are entitled to receive SARs, the number of SARs to be granted to each, the grant price of each SAR unit, the term within which the SARs may be exercised, and what portion of the value of the SARs will be paid in common stock and what portion will be paid in cash.

     The grant price of the SARs is set by the Compensation Committee based on the closing price of ASA Common Stock on The Nasdaq Stock Market's National Market system (the "MARKET VALUE").

     The SAR Plan provides for the issuance of up to 900,000 shares of Holdings Common Stock in connection with the exercise of SARs. As of December 31, 1996, 472,997 shares of ASA's Common Stock had been issued under the SAR Plan and 790,400 SARs were outstanding under the SAR Plan. Assuming that all exercisable outstanding SARs were exercised on December 31, 1996, 30,825 additional shares of ASA Common Stock would have been issued and 396,178 shares of ASA Common Stock would have been available for subsequent issuance under the SAR Plan.

     The long-term incentive compensation sought to be awarded by the grant of SARs is tied directly to the market performance of Holdings Common Stock. The Compensation Committee determines the size of the SAR award so that it grants a certain number of SARs which, if the underlying common stock actually appreciates in accordance with a current market indicator, upon exercise of the SARs one year from the date of grant would result in compensation approximately equal to a certain percentage of the executive employee's base salary (50% for Senior Executive Officers and 35% for other executive employees). ASA's Compensation Committee applied these factors to determine the amount of the SAR awards when the SAR Plan was initially implemented and applied the same factors from that time through fiscal 1996.

     The value of each SAR award at the time of exercise is equal to (a) the market value of one share of Holdings Common Stock at the close of business on the last trading date prior to the date of exercise, less (b) the grant price of the SAR. To accomplish the Compensation Committee's intent to tie a SAR Plan participant's awards to long term share performance, the SARs granted through December 31, 1996, provide that upon the exercise of SARs, the participant will receive 60% of the value of the SARs in the underlying common stock and the balance in cash.

     The SARs granted by the Compensation Committee through December 31, 1994, were all exercisable generally during the period beginning six months after the grant date and ending five years after the grant date (the longest possible term). SARs granted in fiscal 1995 vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date and are all exercisable generally during the period beginning on the vesting date and ending five years after the grant date. Each holder of exercisable SARs granted to date may exercise the SARs as follows: (a) in the event of the termination of the holder's employment (other than upon death), the holder may exercise such SARs during a period ending at the earlier to occur of the end of four months after the holder's termination date or the fifth anniversary of the grant date of the SARs, or (b) in the event of the holder's death while employed, the holder may exercise such SARs during a period ending on the earlier to occur of the first anniversary of the date of the holder's death or the fifth anniversary of the grant date of the SARs. SARs become void by their terms if they are not exercised during the applicable period after termination of employment or death either because the holder of the SARs elected not to exercise or because the SARs were not exercisable during the period. The SARs will be deemed to have been automatically exercised on the fifth anniversary of the grant date, if they are not previously exercised or terminated in the event of the holder's death or termination of employment. Holders of SARs granted to date can only exercise such SARs during the "window period" beginning on the third business day after the release by ASA Holdings of its quarterly or annual earnings and ending on the twelfth business day after the earnings release.

     ASA Holdings receives no cash consideration upon the grant or exercise of any SARs. Holders of SARs may not transfer the SARs, other than by will or by the applicable laws of descent and distribution.

     Deferred Compensation Plans

     In order to provide compensation plans pursuant to which the Executive Officers, certain key executive employees and other employees may defer income for savings and retirement purposes, during fiscal 1996 ASA made the Investment Savings Plan and the Executive Deferred Compensation Plan available to such employees.

     INVESTMENT SAVINGS PLAN. The Investment Savings Plan (formerly called the Thrift Plan), adopted by ASA in 1984, is intended to qualify under Code Section 401(k). In connection with the Reorganization, ASA Holdings adopted the Investment Savings Plan as a participating employer and agreed to be bound by the terms and conditions of the Investment Savings Plan. Any employee who has completed one year of employment with ASA Holdings or its subsidiaries is generally eligible to participate in the Investment Savings Plan. Executive employees are permitted to participate in the Investment Savings Plan on the same basic terms as non-executive employees, subject to certain legal limitations on contributions or benefits to highly compensated employees.

     Employees participating in the Investment Savings Plan may contribute 1% or more (in increments of 1%) of their compensation by way of salary reductions not to exceed a maximum amount that varies annually in accordance with the Code ($9,500 in 1996 and in 1997). ASA and ASA Holdings contributed during fiscal 1996, and ASA Holdings and ASA expect to contribute annually, from earnings, matching contributions of $.20 to $.50 (depending on the number of years of participation) to the participant's account for every $1.00 of salary reduction by that participant, provided that during fiscal 1996 ASA did not, and ASA Holdings and ASA will not, make any matching contribution for salary reductions in excess of 6% of a participant's compensation. Contributions to the accounts of the persons listed in the "SUMMARY COMPENSATION TABLE" are included in the column headed "All Other Compensation." Participants' interests in the matching contributions allocated to their accounts vest over a period of seven years.

     Each Investment Savings Plan participant has the ability to invest his or her account balance in a variety of funds, including the Holdings Common Stock fund that gives the participant an opportunity to benefit from any enhancement in the performance of Holdings Common Stock.

     A participant's account is normally distributed when he or she retires, dies or becomes disabled or otherwise terminates employment with ASA Holdings or its subsidiaries. Benefits will be paid, at the participant's election, in a lump sum or in not more than 10 annual installments. Distributions may be made, at the participant's request, in Holdings Common Stock to the extent that his or her account was invested in the Holdings Common Stock fund.

     Participants may borrow limited amounts from certain accounts under the Investment Savings Plan for any reason. A participant may have only one outstanding loan at any time and such loan must be repaid within five years. All plan loans carry a fixed rate of interest based on the prevailing commercial interest rate, as determined from time to time by the plan's administrative committee. All loans are repaid through automatic payroll deduction. A participant who has an outstanding loan may also withdraw his or her salary reductions in the event of a hardship (as defined in the Investment Savings Plan).

     EXECUTIVE DEFERRED COMPENSATION PLAN. The Executive Deferred Compensation Plan, adopted by ASA in 1990, is a non-qualified plan that is intended to provide supplemental retirement income for certain key executive employees selected by the Compensation Committee. In connection with the Reorganization, ASA Holdings adopted the Executive Deferred Compensation Plan as a participating employer and agreed to be bound by the terms and conditions of the Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan provides tax deferred contributions by the participating employers that exceed the contribution levels permitted under the Investment Savings Plan due to limits established in accordance with the Code with respect to highly compensated employees. The Executive Deferred Compensation Plan is intended to be an unfunded deferred compensation plan so that benefits thereunder will be tax deferred. As a result, amounts deferred thereunder represent unsecured liabilities of the participating employers (ASA Holdings and ASA) subject to the claims of their respective creditors.

     Under the Executive Deferred Compensation Plan, the participating employers allocate to each participant's account a specified percentage of his or her base salary for the year (15% for the Senior Executive Officers or 10% for other key executive employee participants). Contributions to the accounts of the persons listed in the "SUMMARY COMPENSATION TABLE" are included in the column headed "ALL OTHER COMPENSATION."

     The amount of a participant's benefit from the Executive Deferred Compensation Plan will be equal to the participant's vested interest in the accrued benefit percentage of the contributions and earnings allocated to his or her account. A participant's vested interest accrues 25% after the expiration of five years of service, 5% per year for years six through ten, and 10% per year for years eleven through fifteen. A participant's accrued benefit percentage is equal to his or her years of service divided by the number of years of service the participant would have had on his or her normal retirement date under the plan (which date is the later of the participant's 65th birthday or the completion of 15 years of service). The accrued benefit percentage becomes 100% if the participant dies, becomes disabled or if the participant's employment is terminated after a change in control (as defined in the plan). Certain participants who are senior executive officers and who are designated by the Compensation Committee will always have a 100% accrued benefit percentage.

     If a participant otherwise terminates his or her employment, he or she will not receive benefits under the Executive Deferred Compensation Plan until the participant reaches age 55. Benefits will be paid in a lump sum if less than $10,000 or, at the participant's election, in the form of an annuity or in installments over not less than 20 years. A participant's benefits are normally distributed as a result of retirement, death, disability, a change in control or other termination of employment.

     Supplemental Executive Retirement Plan

     The SERP, adopted by ASA in 1995, is a non-qualified plan that is intended to provide individually tailored supplemental retirement income for those key executive employees selected by the Compensation Committee ("SERP PARTICIPANTS"). In connection with the Reorganization, ASA Holdings agreed to assume all of ASA's obligations under the SERP (jointly and severally with ASA) and to be a plan sponsor thereunder. Under the SERP, the amount of the retirement income for each SERP participant is established by the Compensation Committee and, therefore, the retirement income provided by the SERP may vary for each SERP participant. The SERP is unfunded. Accordingly, benefits thereunder will be taxable to the SERP participant upon their receipt (except for Medicare and Social Security taxes that are payable annually prior to receipt of benefits) and the participating employers (ASA Holdings and ASA) will be entitled to an offsetting deduction for such expense during the period in which the benefit was received. Because the SERP is unfunded, the benefits provided by the SERP represent unsecured liabilities of the participating employers subject to the claims of their respective creditors.

     Currently, the Senior Executive Officers are the only SERP participants. The benefits for the Senior Executive Officers were designed to provide them with a fixed minimum level of income after retirement which increases over a 10-year period to provide an incentive to continue to be employed by ASA Holdings and its subsidiaries at least until age 65. Under the SERP, after reaching age 55 and after retiring or terminating employment with ASA Holdings and its subsidiaries, the Senior Executive Officers will be entitled to annual benefits, paid on a monthly basis, of $150,000 offset by (i) 50% of the Senior Executive Officer's annual Social Security benefits projected as of the last day of the calendar month of the Senior Executive Officer's actual date of retirement or termination of employment; (ii) the actuarial equivalent, expressed as an annual benefit for the life of the Senior Executive Officer, of 100% of the vested amount in the Senior Executive Officer's Employer Matching Account under the Investment Savings Plan as of the last day of the calendar month containing the Senior Executive Officer's actual date of retirement or termination; and (iii) the actuarial equivalent, expressed as an annual benefit for the life of the Senior Executive Officer, of 100% of the Senior Executive Officer's vested benefits under the Executive Deferred Compensation Plan as of the last day of the calendar month containing the Senior Executive Officer's actual date of retirement or termination of employment. For each year that the Senior Executive Officer continues to be employed by ASA Holdings and its subsidiaries after reaching age 55 and until the attainment of age 65, the base amount of his benefits under the SERP is increased by an additional 6%.
As of the date of this Proxy Statement, the benefits payable to each of the Senior Executive Officers would be $159,000 annually reduced by the applicable amounts of their benefits under the Investment Savings Plan, the Executive Deferred Compensation Plan and Social Security.

                                SUBMITTED BY THE COMPENSATION COMMITTEE
                                OF ASA HOLDINGS' BOARD OF DIRECTORS:

                                Jean A.  Mori             Parker H. Petit

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Except as described below, during fiscal 1996 none of the Executive Officers had an employment contract with ASA Holdings, ASA or ASA Investments. In 1990, ASA entered into Founding Officer Agreements with each of the Senior Executive Officers pursuant to which severance compensation will be paid to each such officer if his employment terminates within two (2) years after a "change in control." In connection with the Reorganization, ASA Holdings assumed ASA's obligations under the Founding Officer Agreements and the agreements were amended to apply to a change in control with respect to ASA Holdings. A "change in control" means ownership of more than 50% of ASA Holdings' voting stock by any single entity or group. The severance compensation will generally equal two times the officer's accrued compensation for the preceding 12 months.

                         EXECUTIVE COMPENSATION SUMMARY

     The disclosure in the tables and graphs included in this Section is set forth in accordance with the SEC's rules regarding the disclosure of executive compensation by publicly held corporations to their shareholders.

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid by ASA to: (a) the Chief Executive Officer and (b) to all of ASA's Executive Officers (other than the CEO) whose total annual salary and bonus for the fiscal 1996 year equaled or exceeded $100,000 and who were serving as executive officers during or at the end of fiscal 1996. The table reflects all compensation received by each such executive officer for services rendered in all capacities to ASA that was paid or accrued during ASA's 1996, 1995, and 1994 fiscal years. ASA did not offer any restricted stock, options or other Long Term Investment Plan (LTIP) awards during fiscal 1996, 1995, or 1994, other than pursuant to the SAR Plan.

                           SUMMARY COMPENSATION TABLE

                                                                              Long Term
                                                                             Compensation
                                                                           ----------------
                                                 Annual Compensation            Awards
                                           ------------------------------------------------
                                                                              Securities
                                                                              Underlying       All Other
                                  Fiscal        Salary           Bonus           SARs        Compensation
Name and Principal Position        Year           ($)             ($)          (#) (1)           ($)
----------------------------------------------------------------------------------------------------------
George F. Pickett                  1996        $284,298 (2)     $108,000               -        $40,653(3)
 Chairman of the Board  and        1995         262,500           91,875         130,300         42,375
 Chief Executive Officer           1994         251,200          125,600          78,600         42,303
----------------------------------------------------------------------------------------------------------
John W. Beiser                     1996         267,217 (2)      106,000               -         39,690(4)
 President and Secretary           1995         268,646 (2)       89,710         127,200         41,448
                                   1994         245,280          122,600          76,800         41,412
----------------------------------------------------------------------------------------------------------
Ronald V. Sapp                     1996         116,160           50,000               -         15,116(5)
 Vice President-Finance            1995         111,720           35,000          38,800         14,172
                                   1994         106,920           35,000          23,400         14,004

(1) The data reflected in this column indicates the number of shares of Holdings Common Stock underlying the SARs as of the date of this Proxy Statement, which is equal to the actual number of SARs because the SARs are valued on a one-to-one basis.

(2) At the end of fiscal 1995, ASA's Compensation Committee authorized ASA to pay to each of Messrs. Pickett and Beiser annually additional salary to cover his Medicare tax liability with respect to the vested portion of his interest in the SERP. Mr. Beiser received such additional salary in both 1995 and 1996. Mr. Pickett received such additional salary in 1996.

(3) Consisting of $40,653 of contributions by ASA to the Executive Deferred Compensation Plan.

(4) Consisting of $39,690 of contributions by ASA to the Executive Deferred Compensation Plan.

(5) Consisting of $11,616 of contributions by ASA to the Executive Deferred Compensation Plan and $3,500 of contributions by ASA to the Investment Savings Plan.

OPTION AND SAR GRANTS TABLE

     With respect to each of the Executive Officers named in the "SUMMARY COMPENSATION TABLE," during fiscal 1996 ASA made no individual grants of SARs or stock options, separately or in tandem with SARs.

OPTION AND SAR EXERCISE TABLE

     The following table sets forth with respect to each of the Executive Officers named in the "SUMMARY COMPENSATION TABLE" (a) the number of shares received upon the exercise of any SARs during the 1996 fiscal year, (b) the aggregate dollar value realized upon the exercise of any SARs, (c) the total number of shares of ASA Common Stock and any other securities underlying all outstanding, unexercised SARs held at the end of the 1996 fiscal year, separately identifying the exercisable and unexercisable SARs and (d) the aggregate dollar value of all such unexercised SARs that are in-the-money (i.e., when the fair market value of the underlying common stock exceeds the grant price of any SARs) separately identifying the exercisable and unexercisable SARs. There were no options in ASA's securities issued or outstanding during fiscal 1996.

                AGGREGATED SAR EXERCISES IN THE 1996 FISCAL YEAR
                                      AND
                           FISCAL YEAR-END SAR VALUES

                                                                                              Value of
                                                               Number of Securities         Unexercised
                                                              Underlying Unexercised        In-the-Money
                                 Number of                            SARs at                 SARs at
                                Securities                        Fiscal Year-End        Fiscal Year-End (1)
                                Underlying                    ----------------------------------------------
                                   SARs            Value           Exercisable/             Exercisable/
                                 Exercised       Realized        Unexercisable (2)       Unexercisable (3)
Name                                (#)            ($)                  (#)                     ($)
------------------------------------------------------------------------------------------------------------
George F. Pickett
 Chairman of the  Board and                                           210,350/                  $359,412/
 Chief Executive Officer             -              -                  65,150 (4)               $309,462 (5)
------------------------------------------------------------------------------------------------------------
John W. Beiser                                                        153,800/                  $312,150/
 President and Secretary             -              -                  63,600 (6)               $302,100 (7)
------------------------------------------------------------------------------------------------------------
Ronald V. Sapp
 Vice President-Finance                                                63,100/                  $107,375/
                                     -              -                  19,400 (8)               $ 92,150 (9)

(1) The fair market value of ASA Common Stock at the close of business on December 31, 1996, was $21.875 per share based on the closing price per share on The Nasdaq Stock Market's National Market system. Accordingly, some of the SARs reported in this table as exercisable were not in-the-money on that date and could not be exercised because the grant price of $36.75 is greater than the assumed fair market value and, accordingly, no appreciation would be realized. See footnotes (4), (6) and
      (8).

(2) The data reflected in this column indicates the number of shares of ASA Common Stock underlying the SARs, which is equal to the actual number of SARs because the SARs are valued on a one-to-one basis. The value of such shares is used to determine the overall value of the SARs on the exercise date.

(3) The data reflected in this column indicates the value of the SARs held at fiscal year end, which is calculated by multiplying (a) the number of SAR units by (b) the amount of appreciation in the market price of ASA Common Stock as of the end of the last trading day of the fiscal year (as compared to the SARs' grant price).

(4) Of the exercisable SARs, (a) 66,600 have a grant price of $21.125 and are exercisable during the period from July 22, 1993, through January 22, 1998, (b) 78,600 have a grant price of $36.75 and are exercisable during the period from August 2, 1994, through February 2, 1999, and (c) 65,150 have a grant price of $17.125 and are exercisable during the period from February 2, 1996, through February 2, 2000. Of the unexercisable SARS, 65,150 have a grant price of $17.125 and are exercisable during the period from February 2, 1997, through February 2, 2000.


(5) Consisting of the following: (a) exercisable - 9,858 shares of ASA Common Stock and approximately $143,768 cash and (b) unexercisable - 8,488 shares of ASA Common Stock and $123,787 cash.

(6) Of the exercisable SARs, (a) 13,400 have a grant price of $21.125 and are exercisable during the period from July 22, 1993 through January 22, 1998, and (b) 76,800 have a grant price of $36.75 and are exercisable during the period from August 2, 1994, through February 2, 1999, and (c) 63,600 have a grant price of $17.125 and are exercisable during the period from February 2, 1996, through February 2, 2000. Of the unexercisable SARs, 63,600 have a grant price of $17.125 and are exercisable during the period from February 2, 1997, through February 2, 2000.

(7) Consisting of the following: (a) exercisable - 8,561 shares of ASA Common Stock and approximately $124,878 cash, and (b) unexercisable - 8,286 shares of ASA Common Stock and $120,844 cash.

(8) Of the exercisable SARs, (a) 20,300 have a grant price of $21.125 and are exercisable during the period from July 22, 1993, through January 22, 1998, (b) 23,400 have a grant price of $36.75 and are exercisable during the period from August 2, 1994, through February 2, 1999, and (c) 19,400 have a grant price of $17.125 and are exercisable during the period from February 2, 1996, through February 2, 2000. Of the unexercisable SARs, 19,400 have a grant price of $17.125 and are exercisable during the period from February 2, 1997, through February 2, 2000.

(9) Consisting of the following: (a) exercisable - 2,944 shares of ASA Common Stock and approximately $42,975 cash, and (b) unexercisable - 2,527 shares of ASA Common Stock and $36,872 cash.

STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on ASA's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S. and Foreign) Index and of the Media General Airline Index for the five year period commencing December 31, 1991 and ending December 31, 1996. The graph and table set forth below assume that $100 cash was invested on December 31, 1991 in ASA Common Stock, the companies in The Nasdaq Stock Market (U.S. and Foreign) Index and the companies in the Media General Airline Index and that all dividends were reinvested. The Media General Airline Index is an established market index which consists of the following companies (the "PEER GROUP"): Air Canada (Class A); Air Methods Corp.; Airlease, LTD.; Airnet Systems, Inc.; Alaska Air Group, Inc.; America West Holdings Corp.; AMR Corp.; Amtran, Inc.; Atlantic Coast Airlines; Atlantic Southeast Airlines, Inc.; Baltic International USA, Inc.; British Airways PLC ADR; CCAir, Inc.; CHC Helicopter Corp. (Class A); Comair Holdings, Inc.; Continental Airlines (Class
B); Delta Air Lines, Inc.; Frontier Airlines, Inc.; Great Lakes Aviation, LTD.; Hawaiian Airlines, Inc.; Japan Airlines, LTD.; Kitty Hawk, Inc.; KLM Royal Dutch Airlines; Mesa Air Group, Inc.; Mesaba Holdings, Inc.; Midwest Express Holdings; Northwest Airlines (Class A); Offshore Logistics, Inc.; Pan Am Corp.; Petroleum Helicopter, NV; PS Group Holdings, Inc.; Reno Air, Inc.; SkyWest, Inc.; Southwest Airlines Co.; Tower Air, Inc.; Trans World Airlines; UAL Corp.; US Airways Group, Inc.; ValuJet, Inc.; and Western Pacific Airlines, Inc. Returns for The Nasdaq Stock Market (U.S. and Foreign) Index and the Media General Airline Index have been market weighted annually, at the beginning of the year, within the group to produce returns for the group. This data was prepared for ASA Holdings by Media General Financial Services. The composition of the Peer Group has changed since the date of the Proxy Statement prepared in connection with the Annual Meeting of Shareholders of ASA held on May 22, 1996, (the "1996 PROXY STATEMENT") solely as a result of a change in the Media General Airline Index by Media General Financial Services. ASA had no prior knowledge of this change in the index. The Nasdaq Stock Market (U.S. and Foreign) Index is the same index used by ASA in the 1996 Proxy Statement. Information regarding ASA Common Stock, The Nasdaq Stock Market (U.S. and Foreign) Index and the Media General Index are based on a calendar year.

                     COMPARATIVE RETURN TO SHAREHOLDERS

                              ASA HOLDINGS, INC.

              (SUCCESSOR TO ATLANTIC SOUTHEAST AIRLINES, INC.)


                             [PERFORMANCE GRAPH]



               INDEXED RETURNS OF INITIAL $100 INVESTMENT (1)

                                                                              December 31,
                                                     -------------------------------------------------------------
Company/Index                              1991        1992          1993         1994          1995        1996
------------------------------------------------------------------------------------------------------------------
Atlantic Southeast Airlines, Inc. (2)      $100      $155.95       $246.41      $113.02       $159.07      $164.38

Media General Airline Index                $100      $ 75.95       $ 93.37      $ 89.50       $115.29      $119.20

The Nasdaq Stock Market
(U.S. & Foreign) Index                     $100      $100.98       $121.13      $127.17       $164.96      $204.98

(1) Assumes $100 invested in ASA Common Stock and in the companies in the Media General Airlines Index and the Nasdaq Stock Market (U.S. & Foreign) Index, all at market close on December 31, 1991.
(2)   Predecessor to ASA Holdings, Inc.

                     COMPARATIVE ANNUAL RETURN PERCENTAGE

                                                                          December 31,
                                                  --------------------------------------------------------------
Company/Index                                       1992         1993         1994          1995         1996
----------------------------------------------------------------------------------------------------------------
Atlantic Southeast Airlines, Inc. (1)              55.95%        58.01%      -54.13%        40.75%        3.34%

Media General Airline Index                       -24.05%        22.94%       -4.14%        28.82%        3.39%

The Nasdaq Stock Market
(U.S. & Foreign) Index                              0.98%        19.95%        4.99%        29.72%       24.26%


(1)   Predecessor to ASA Holdings, Inc.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information with respect to the Holdings Common Stock owned beneficially as of March 27, 1997 (unless otherwise indicated), by each Director, by each nominee for election as a Director, by each of the Executive Officers named in the "SUMMARY COMPENSATION TABLE," by all other executive officers as of such date, by all Executive Officers and Directors as a group and by each person known by ASA Holdings, Inc. to be a beneficial owner of more than 5% of the outstanding Holdings Common Stock. The information in this table is based on information furnished by such beneficial owners. Except as otherwise indicated below, and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the Holdings Common Stock listed.

                                                                                Percentage of
                                                Number of  Shares              Holdings Common
Name of Beneficial Owner                     Owned Beneficially  (1)        Stock Outstanding (1)
---------------------------------------------------------------------------------------------------
Delta Air Lines Holdings, Inc. (2)           7,995,000                                    26.8%
FMR Corporation (3)                          3,578,400                                    12.0%
George F. Pickett                              621,591(4)(5)                               2.1%
John W. Beiser                                 439,082(5)(6)                               1.5%
Ronald V. Sapp                                  16,355(5)                                  *
R. Mark Bole                                         0                                     -
Jean A. Mori                                     1,060(7)                                  *
Parker H. Petit                                  5,000                                     *
Alan M. Voorhees                               433,177(8)                                  1.5%
Ralph W. Voorhees                               49,704(9)                                  *
All Executive Officers and Directors
 as a group  (8 persons)                     1,565,969(4)(5)(6)(7)(8)(9)                   5.2%

_________________

*Less than 1%.

(1) Information with respect to beneficial ownership is based upon information furnished by each owner. As of March 27, 1997, there were 29,868,570 shares of Holdings Common Stock outstanding (excluding any treasury stock).

(2) The address of this beneficial owner is Suite 1300, 1105 North Market Street, Wilmington, DE 19801. Delta Air Lines Holdings, Inc. is a wholly owned subsidiary of Delta Air Lines, Inc.

(3) The address of this beneficial owner is 82 Devonshire Street, Boston, MA 02109-3614. FMR Corporation ("FMR") disclosed the information in this footnote to ASA Holdings. FMR disclosed that shares owned beneficially by it included the following shares of Holdings Common Stock: (a) 2,576,000 shares (approximately 8.6%) beneficially owned by Fidelity Management and Research Company ("FMRC") as a result of FMRC serving as investment adviser to various investment companies registered under
      Section 8 of the Investment Company Act of 1940, and serving as investment adviser to certain other funds which are generally offered to limited groups of investors; (b) 994,400 shares (approximately 3.3%) beneficially owned by Fidelity Management Trust Company ("FMTC"), as a result of FMTC serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and serving as investment adviser to certain other funds which are generally offered to limited groups of investors; and (c) 8,000 shares (less than 1%) beneficially owned by Fidelity International Limited ("FIL") as a result of FIL serving as investment adviser to various non-U.S.

      investment companies. As of April 11, 1997, FMR disclosed that the ownership of one investment company, Fidelity Low Priced Stock Fund amounted to 2,030,100 shares of Holdings Common Stock. As of April 11, 1997, FMR disclosed that it had sole voting power with respect to 815,300 shares of Holdings Common Stock (approximately 3.0%) and sole dispositive power with respect to 3,570,400 shares of Holdings Common Stock (approximately 12.0%). As of April 11, 1997, FMR disclosed that FIL had sole voting and dispositive power with respect to all the shares it beneficially owns.

(4) Includes 118,650 shares (less than 1%) held by the wife of George F. Pickett, with respect to which Mr. Pickett disclaims any beneficial ownership interest.

(5) Includes shares of Holdings Common Stock that the individual named on the table has the right to acquire, on or before May 26, 1997 (60-days from March 27, 1997), through the exercise of SARs granted under the SAR Plan (see "STOCK APPRECIATION RIGHTS") as follows: George F. Picket - 21,654 shares; John W. Beiser - 19,085 shares; Ronald V. Sapp - 6,466 shares; and all Executive Officers and Directors as a group (8 persons) - 47,205 shares. For purposes of calculating the number of shares that would be acquired if the individual named in the table exercised all of the SARs that could be exercised on or before May 26, 1997, the closing price per share for the Holdings Common Stock of $22.625 on March 27, 1997, is assumed to be the closing price on the exercise date of all such SARs, whether or not all such SARs were in-the-money on that date (i.e., whether or not the fair market value of the underlying common stock was greater than the grant price of the SARs). However, some of these SARs could not be exercised because the grant price of $36.75 is greater than the assumed fair market value and, accordingly, no appreciation would be realized.
      See notes (4), (6) and (8) to the table entitled "AGGREGATED SAR
      EXERCISES IN THE 1996 FISCAL YEAR AND FISCAL YEAR-END SAR VALUES."

(6) Includes 200,000 shares (less than 1%) held by the wife of John W. Beiser, with respect to which Mr. Beiser disclaims any beneficial ownership interest.

(7) Includes 230 shares (less than 1%) held by the wife of Jean A. Mori, with respect to which Mr. Mori disclaims any beneficial ownership interest.

(8) Includes 405,377 shares (1.4%) held by irrevocable trusts created for the benefit of the adult children of Alan M. Voorhees and 25,000 shares (less than 1%) held by his wife, with respect to all of which Mr. Alan Voorhees disclaims any beneficial ownership interest.

(9) Includes 25,165 shares (less than 1%) held by the wife of Ralph W. Voorhees, with respect to which Mr. Ralph Voorhees disclaims any beneficial ownership interest.

     PROPOSAL TO ADOPT AND APPROVE THE 1997 NONQUALIFIED STOCK OPTION PLAN

      During April 1997, ASA Holdings' Board of Directors adopted the ASA Holdings, Inc. 1997 Nonqualified Stock Option Plan. A copy of the 1997 Plan is attached hereto as Appendix A. ASA Holdings' Board of Directors recommends that the Shareholders vote "FOR" the proposal to adopt and approve the 1997 Plan.

REASONS FOR ADOPTING THE PLAN

      ASA Holdings' Board of Directors has determined that adoption of a nonqualified stock option plan to replace the SAR Plan is in the best interests of ASA Holdings and its subsidiaries and shareholders. During April 1997, the Board of Directors adopted the 1997 Plan. All of the holders of outstanding SARs on the date of this Proxy Statement have agreed to cancel their SARs subject to (a) the Shareholders' approval of the proposal to adopt and approve the 1997 Plan and (b) the issuance of replacement options pursuant to the 1997 Plan. ASA Holdings has agreed with the SAR holders to issue such options under the 1997 Plan, subject to the Shareholders' approval of the proposal to adopt and approve the 1997 Plan. After the exchange of all the outstanding SARs for options and the cancellation of all such SARs, ASA Holdings' Board of Directors plans to terminate the SAR Plan. Management does not believe that the grant of replacement options under the 1997 Plan for all of the outstanding SARs will have a material adverse effect on ASA Holdings, its shareholders or participants in the SAR Plan.

      ASA Holdings' Board of Directors believes that the adoption of the 1997 Plan, in conjunction with the termination of the SAR Plan, will have the following key benefits:

- Generally accepted accounting principals require that a charge to earnings be recorded to reflect a net increase in the intrinsic value of those stock plan grants for which the terms are not fixed at the date of grant. Under the SAR Plan, the number of shares to be issued and the amount of cash to be paid are not fixed on the grant date. These amounts cannot be determined until the SARs are exercised. See "STOCK APPRECIATION RIGHTS" herein. Accordingly, each quarter ASA and ASA Holdings, as appropriate, have recorded in their respective financial statements the effect of changes in the market price of the underlying common stock on the intrinsic value of outstanding SARs when the market price exceeded the grant price of the SARs (the intrinsic value of SARs being the market price of the underlying Holdings Common Stock less the aggregate grant price for the SARs). The terms of the 1997 Plan generally will be fixed at the date of a stock option grant and, accordingly, generally accepted accounting principles will not require adjustments to earnings as the market price of Holdings Common Stock changes.

- Options do not have the cash compensation expense associated with SARs. Upon the exercise of SARs, participants are entitled to receive 60% of the value of the SARs in Holdings Common Stock and 40% in cash. See "STOCK APPRECIATION RIGHTS" herein. Payment of the exercise price for options under the 1997 Plan may, if paid in cash, provide cash inflow for ASA Holdings.

- Option grants today are more widely utilized than SARs as performance-based compensation that is tied to enhanced share performance. An option plan will enhance the ability of ASA Holdings and its subsidiaries to attract, retain and motivate officers and key employees and to provide to such persons incentives and rewards for superior performance.

      EFFECT ON EARNINGS. Due to increases in the price of ASA Common Stock, in 1996, 1995, 1993, 1992 and 1991, SARs increased ASA's pre-tax expense by $729,000, $2,416,000, $11,662,000, $4,041,000 and

$4,532,000, respectively. In 1994, ASA reversed previously accrued expenses associated with SARs (resulting in a credit to pre-tax expense of approximately $4,198,000) due to a decline in the price of ASA Common Stock. Such adjustments would not be required with respect to options issued under the 1997 Plan.

      ELIMINATION OF CASH OUTFLOW. In connection with the exercise of all SARs granted to date, in 1995, 1994, 1993, 1992 and 1991, ASA made cash payments of approximately $434,000, $522,000, $3,607,000, $1,180,000, and $1,106,000,
respectively, and issued 22,963, 23,935, 160,014, 105,768 and 106,878 shares of
ASA Common Stock, respectively. Under the 1997 Plan, ASA Holdings would not be required to make such cash payments. ASA Holdings will continue to receive a tax deduction for the intrinsic value of options under the 1997 Plan on the date of exercise, which deduction will be in the amount of the market price of the shares underlying the option on the exercise date less the exercise price of the option.

      PERFORMANCE BASED COMPENSATION. ASA Holdings' Board believes that is important to maintain for the benefit of its officers and key employees performance based employee benefit plans that provide a stake in ASA Holdings' financial performance. The Board approved the reservation of 2,500,000 shares of Holdings Common Stock to be issued with respect to options to be granted pursuant to the 1997 Plan.

      ASA Holdings' management anticipates that options with respect to 1,194,500 of these shares will have to be issued to replace the 1,194,500 SARs that are to be exchanged for options and canceled to effect the termination of the SAR Plan. By issuing these options, ASA Holdings' cancellation of the SAR Plan will not deprive the SAR holders of any future appreciation that would have been available to them had they retained their SARs for all or a portion of the remaining term of the SARs. The options to be issued in exchange for the SARs will be exercisable at the same price and over the same period as the SARs that they will replace.

      The remaining shares available for issuance pursuant to options granted under the 1997 Plan (approximately 1,305,500 shares) will be granted to officers and key employees as new performance based compensation in future years at an exercise price equal to the fair market value of Holdings Common Stock on the grant date. If the 1997 Plan is adopted, when the SAR Plan is canceled ASA Holdings will no longer have available to it the 427,003 shares of Holdings Common Stock that are currently available under the SAR Plan for new performance based compensation.

PURPOSES OF THE PLAN

      The purposes of the 1997 Plan are to advance the interests of ASA Holdings and its subsidiaries and to enhance the ability of ASA Holdings and its subsidiaries to attract, retain and motivate officers and key employees and to provide to such persons incentives and rewards for superior performance.

PLAN PARTICIPANTS

      Options under the 1997 Plan may be granted only to officers or key employees of ASA Holdings or any of its subsidiaries, or any person who has agreed to commence serving in any such capacity within 90 days after the date of grant of an option under the 1997 Plan.

      The committee that administers the 1997 Plan (the "COMMITTEE") at the direction of the Board of Directors will determine the officers and key employees who are to receive options under the 1997 Plan (collectively "OPTIONEES" and individually an "OPTIONEE"). As of the date of this Proxy Statement, it is anticipated that the Compensation Committee will administer the 1997 Plan.

TERMS OF OPTIONS

      The 1997 Plan Committee, in its sole discretion (subject to the terms of the 1997 Plan), will determine the number of shares of Holdings Common Stock that are subject to each option to be granted under the 1997 Plan (collectively "OPTIONS" and individually an "OPTION") and the exercise price (the "EXERCISE PRICE") for each share of Holdings Common Stock to be issued upon the exercise of each Option. Each Optionee will enter into an option agreement with ASA Holdings specifying the terms of his or her Option (an "OPTION AGREEMENT").

      Each Option may be exercised for all or a part of the shares of Holdings Common Stock that are subject to the Option ("OPTION SHARES"). The Committee will determine, in its discretion (subject to the terms of the 1997 Plan), (a) the dates on which the Options (i) will be granted (the "GRANT DATE"), (ii) will be exercisable, either in whole or in part (the "EXERCISE DATE"), and
(iii) will cease to be exercisable (the "EXPIRATION DATE"), and (b) other conditions to which the Options will be subject. Such dates and conditions will be set forth in each Option Agreement. The 1997 Plan provides the Expiration Date shall be no later than 10 years after the Grant Date. If any part of the Option has not been exercised before the Expiration Date, the unexercised portion will immediately become null and void and no longer of any force and effect. No Option will be granted under the 1997 Plan until the 1997 Plan is approved and adopted by the Shareholders at the 1997 Annual Meeting. Shareholder approval is required pursuant to the corporate governance criteria of The Nasdaq Stock Market.

      The Exercise Price will be set forth in each Option Agreement. With the sole exception of an exchange of SARs held under the SAR Plan for an Option under the 1997 Plan pursuant to the 1997 Plan, in no event shall the Exercise Price be less than the Fair Market Value (as defined below) of the Holdings Common Stock on the Grant Date. For purposes of the 1997 Plan, "FAIR MARKET VALUE" of a share of Holdings Common Stock on a given date means the closing price of a share of Holdings Common Stock on the given date (or the most recent trading date if the given date is not a trading date) on The Nasdaq Stock Market's National Market, or such national exchange, if any, as may be designated by ASA Holdings' Board of Directors.

SHARES AVAILABLE UNDER THE 1997 PLAN

      The maximum number of shares of Holdings Common Stock that may be issued upon the exercise of Options granted under the Plan is 2,500,000, subject to adjustment as described below. Such shares may be shares of original issuance or treasury shares or any combination of the foregoing.

      As of March 27, 1997, no options to purchase shares had been granted under the 1997 Plan.

      Any shares of Holdings Common Stock which are subject to Options that expire or that have been surrendered, canceled or terminated without being exercised in full shall again be available for issuance under the 1997 Plan. Any shares of Holdings Common Stock surrendered to ASA Holdings by an Optionee as payment of the Exercise Price upon the exercise of an Option may not be the subject of a subsequent Option. For purposes of calculating the maximum number of shares of Holdings Common Stock that may be issued under the 1997 Plan: (a) all the shares issued will be counted when cash, immediately available funds or a check is used as full payment for shares issued upon exercise of an Option; and (b) only the net shares issued will be counted when shares of Holdings Common Stock are used as full or partial payment for shares issued upon exercise of an Option.

     The maximum number of Option Shares that are subject to Options which may be granted to any Optionee in any one year is the sum of (i) 200,000 shares, plus (ii) a number of shares of Holdings Common Stock which are the subject of Options that are exchanged for stock appreciation rights pursuant to the 1997 Plan during such year. The terms and conditions of the grant of Options under the Plan need not be the same or identical with respect to each Optionee or with respect to each Option, but shall comply with certain specified terms and conditions in the 1997 Plan.

     The Committee may make or provide for such adjustments (a) in the maximum number of shares of Holdings Common Stock specified in the 1997 Plan, (b) in the number of shares of Holdings Common Stock covered by outstanding Options granted under the 1997 Plan, or (c) in the Exercise Price applicable to such Options as the Committee, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of ASA Holdings, or from any merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or other event having an effect similar to any of the foregoing.

EXCHANGE OF STOCK APPRECIATION RIGHTS FOR OPTIONS

     The 1997 Plan provides that any holder of SARs under the SAR Plan (an "SAR HOLDER") may exchange such SARs for an Option under the 1997 Plan in accordance with the procedures outlined in the 1997 Plan and such other conditions and procedures as may be required by the Committee. Each SAR will be exchanged on a one-for-one basis for an Option to purchase one share of Holdings Common Stock under the 1997 Plan. The Expiration Date of an Option granted pursuant to an exchange of SARs will be the same date as the date that is five years after the date the exchanged SARs were originally granted pursuant to the applicable Agreement (which date is the date on which the SARs would otherwise be automatically exercised). The Exercise Price of an Option issued in exchange for an SAR will be the same as the grant price of the exchanged SAR.

RELOAD OPTION RIGHTS

     The Committee will have the authority, in its discretion, to award reload option rights ("RELOAD OPTION RIGHTS") in conjunction with the grant of Options. Reload Option Rights must be awarded at the time an Option is granted. Reload Option Rights awarded with respect to an Option entitle the Optionee exercising the Option, upon exercise of the Option in whole or in part through delivery of shares of Holdings Common Stock, automatically to be granted on the date of such exercise an additional Option (a "RELOAD OPTION")
(a) for that number of shares of Holdings Common Stock equal to the number of shares used by the Optionee to exercise the underlying Option, (b) having an Exercise Price not less than 100% of the Fair Market Value of the Holdings Common Stock covered by the Reload Option on the Grant Date of such Reload Option, (c) having an Expiration Date not later than the Expiration Date of the Option being exercised and (d) otherwise having terms permissible for the grant of an Option under the 1997 Plan. The grant of a Reload Option will be effected only upon the exercise of underlying Options through the use of shares of Holdings Common Stock held by the Optionee for at least six (6) months. In addition, each Reload Option will be fully exercisable six months from the Grant Date of the Reload Option. Reload Options Rights and Reload Options will have such additional terms and be subject to such additional restrictions and conditions, if any, as shall be determined, in its discretion, by the Committee. No Reload Option may provide for the grant, when exercised, of subsequent Reload Options. Each Option Agreement will state whether the Committee has authorized Reload Options with respect to the underlying Options. For all purposes of this Proxy Statement, references to "Options" shall include Reload Options.

EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY

     If an Optionee ceases to be employed by ASA Holdings or its subsidiaries for any reason other than his or her death, a material disability or retirement with the consent of the Optionee's employer, all unexercised Options will terminate and become null and void and no longer of any force or effect four
(4) months following such termination, except that no Option will be exercisable after the Expiration Date.

     If the termination is due to a material disability or retirement with the consent of the Optionee's employer, such disabled or retiring Optionee will have the right to exercise his or her unexercised Options at any time within twelve (12) months after such termination, except that no Option shall be exercisable after the Expiration Date.

     If an Optionee shall die while employed by ASA Holdings or its subsidiaries or within a period of three months after the termination of his or her employment as a result of a material disability or retirement with the consent of the employer, all as determined pursuant to the 1997 Plan, the Optionee's Options may be exercised in whole or in part at any time within twelve (12) months after the Optionee's death, by the executor or administrators of the Optionee's estate or by any person or persons who shall have acquired the Options directly from the Optionee by bequest or inheritance, except that no Option shall be exercisable after the Expiration Date.

     If the Committee reasonably believes that an Optionee has committed an "act of misconduct," the Committee may suspend the Optionee's rights to exercise any option pending a determination by the Committee. For such purposes an "act of misconduct" means (a) the commission of an act of embezzlement, fraud, dishonesty, (b) nonpayment of any obligation owed to the Optionee's employer,
(c) breach of fiduciary duty or deliberate disregard of an Optionee's employer's rules resulting in loss, damage or injury to ASA Holdings or its subsidiaries, (d) unauthorized disclosure of any trade secret or confidential information, or (e) engaging in any conduct constituting unfair competition.
If the Committee determines that an Optionee has committed an "act of misconduct," neither the Optionee nor his or her estate or heirs shall be entitled to exercise any Option whatsoever. In making such determination, the Committee shall give the Optionee an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee.

      Unless otherwise determined by the Committee, in its discretion, in connection with the issuance of the underlying Option, Reload Option Rights shall entitle the Optionee to be granted Reload Options only if the underlying Option to which they relate is exercised by the Optionee during employment with ASA Holdings or any of its subsidiaries.

EXERCISE OF OPTIONS

     An Option or any portion thereof may be exercised by the Optionee by paying the Exercise Price in cash or other immediately available funds or by check acceptable to ASA Holdings and by (a) giving written notice of the exercise to ASA Holdings and (b) making such other representations and agreements as may be required by ASA Holdings to comply with applicable securities laws. ASA Holdings shall have the right to require any individual entitled to receive Option Shares to remit to ASA Holdings, prior to the delivery of any certificates evidencing such Option Shares, any amount sufficient to satisfy any federal, state, or local tax withholding requirements. Each Option Agreement may also provide, at the discretion of the Committee, that the Exercise Price may be payable (i) by the delivery or deemed delivery (based on an attestation to the ownership thereof) to ASA Holdings of shares of Holdings Common Stock already owned by the Optionee that have been owned for a period of not less than six (6) months and that have an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price, (ii) by a broker-assisted exercise pursuant to procedures the Committee may, in its sole discretion, establish from time to time, or (iii) by a combination of some or all of such methods of payment. The 1997 Plan provides that ASA Holdings shall not lend any monies to any Optionee for the purchase of any Option Shares.

OTHER TERMS OF THE 1997 PLAN

     ASA Holdings' Board of Directors may alter, amend, suspend or terminate the 1997 Plan in whole or in part; provided, however, that amendments shall be subject to (a) the approval of a majority of the shares of ASA Holdings' voting common stock entitled to vote if the Committee determines that such approval is necessary in order for ASA Holdings' to rely on the exemptive relief provided under Rule 16b-3 or Code Section 162(m) and (b) all other approvals which are required by law, whether regulatory, stockholder or otherwise. No amendment or termination or modification of the 1997 Plan shall in any manner affect any Option granted prior to the date of the amendment without the consent of the Optionee, except that the Committee may amend or modify the 1997 Plan in a manner that (a) does affect Options granted prior to the date of the amendment if the Committee determines that such amendment or modification is necessary to retain the benefits of Rule 16b-3 or Code Section 162(m), or (b) does not adversely affect the rights of the Optionee holding the Option.

     No rights granted under the 1997 Plan are transferrable by an Optionee in any manner other than by will or the intestacy laws of descent and distribution. Options shall be exercisable during an Optionee's lifetime only by the Optionee, or, in the event of the Optionee's death or material disability, only by the Optionee or the Optionee's heirs or legal representative.

     It is anticipated that the shares of Holdings Common Stock to be delivered to an Optionee upon the exercise of an Option will be issued by ASA Holdings from authorized but unissued shares. However, ASA Holdings may deliver treasury shares to an Optionee. Any treasury shares to be issued to an Optionee will most likely have been purchased on the open market. In the case of any purchase not made on the open market, no fee, commission or other charge will be payable. The proceeds received by ASA Holdings from the issuance of Holdings Common Stock pursuant to an Option will be used for general corporate purposes.

     The 1997 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401 of the Code. It is intended that the 1997 Plan shall not constitute an incentive stock option plan within the meaning of Section 422 of the Code; rather, the 1997 Plan is intended to constitute a nonqualified stock option plan.

     The Committee is granted certain authority pursuant to the 1997 Plan to act on behalf of ASA Holdings to administer grants of Options and the exercise of Options outstanding under the 1997 Plan and related matters. The Committee, with respect to their administration of the Option Agreement, will act as managers and not as trustees.

FEDERAL INCOME TAX EFFECTS

     The following summary generally describes the principal federal income tax consequences of participating in the 1997 Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to any particular Optionee or to ASA Holdings or any of its subsidiaries. The Code, treasury regulations promulgated thereunder and current administrative rulings and court decisions relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This summary is based on the Code, existing and proposed treasury regulations thereunder and current administrative rulings and court decisions as in effect on the date of this Proxy Statement, all of which are subject to change and any such change could affect the continuing validity of the following paragraphs. This summary does not address any state, local or foreign tax laws. Each participant in the 1997 Plan has been advised to consult his or her own accountant, legal counsel or other tax advisor regarding the specific tax consequences of participation in the 1997 Plan by that participant, including the application and effect of state, local and foreign tax laws.

     An Optionee will recognize taxable income upon the exercise of an Option to the extent that the Fair Market Value of the Option Shares on the date of exercise exceeds the Exercise Price. The Optionee will recognize income taxable at ordinary income tax rates to the extent the value of the Holdings Common Stock on the Exercise Date exceeds the Exercise Price, and ASA Holdings or a subsidiary, as appropriate, will receive a corresponding deduction. If the shares of Holdings Common Stock are subsequently sold, any additional gain or loss realized on the sale (the difference between the sale price and the value of the Holdings Common Stock on the date of exercise) will be capital gain or loss if the shares are capital assets in the hands of the Optionee, and will be long-term capital gain or loss if such shares were held by the Optionee for more than one year. In general, the federal income tax rates applicable to long-term capital gains and ordinary income (including short-term capital gains) of taxpayers who are individuals may differ, while for corporations capital gains and ordinary income are generally taxed at the same rate. The deductibility of capital losses is subject to limitations for both individuals and corporations.

NEW PLAN BENEFITS TABLE

     The SEC's rules addressing disclosure of proposals to adopt new employee benefit plans in proxy statements generally require ASA Holdings to include in this Proxy Statement information regarding grants that have been made under the plan that are subject to shareholder approval of the plan. No options had been granted under the 1997 Plan as of March 27, 1997, and none will be granted until after the 1997 Annual Meeting. However, all of the holders of outstanding SARs have agreed to cancel their SARs subject to (a) the Shareholders' approval of the proposal to adopt and approve the 1997 Plan and
(b) the issuance of replacement Options pursuant to the 1997 Plan in exchange for SARs to be canceled. ASA Holdings has agreed to issue such options under the 1997 Plan, subject to the Shareholders' approval of the proposal to adopt and approve the 1997 Plan. After the cancellation of all the outstanding SARs, ASA Holdings' Board of Directors plans to terminate the SAR Plan.

     Because ASA Holdings is committed to issue Options under the 1997 Plan if the Shareholders' approve the proposal to adopt and approve the 1997 Plan, the Options reflected in the table set forth below are the Options that are anticipated to be issued to the SAR holders to replace canceled SARs upon the proposed termination of the SAR Plan. For purposes of estimating the dollar value of these Options, the fair market value of Holdings Common Stock on March 27, 1997, $22.625 per share, was assumed to be the Fair Market Value on the proposed Grant Date of the Options. In the instances where the SARs that the Options are intended to replace were not in-the-money (i.e., when the fair market value of the underlying common stock is less than the grant price of the
SARs) on March 27, 1997, there would be no intrinsic value in the Options on the Grant Date because the Options would be granted at a price that is greater than the Fair Market Value of Holdings Common Stock. The table set forth below summarizes, as of March 27, 1997, for each of the following individuals and groups of individuals, the number of shares of Holdings Common Stock underlying such proposed Options and the dollar value thereof: (a) ASA Holdings' Chief Executive Officer, (b) the other Executive Officers named in the "SUMMARY COMPENSATION TABLE," (c) all current Executive Officers of ASA Holdings as a group (4 persons), (d) all current directors who are not Executive Officers as a group (4 persons), (e) each other person who received or is to receive 5% of such options (0 persons), and (f) all employees, including all current officers, who are not Executive Officers, as a group (approximately 2,452 persons).

                               NEW PLAN BENEFITS

             ASA HOLDINGS, INC. 1997 NONQUALIFIED STOCK OPTION PLAN

--------------------------------------------------------------------------------------------------------------
                                                                Estimated          Number          Estimated
                                                               Grant Price         of Units       Dollar Value
Name and Position or Group                                         ($)               (#)             ($)(1)
--------------------------------------------------------------------------------------------------------------
George F. Pickett, Chairman of the Board and                     $21.125           66,600          $   99,900
 Chief Executive Officer                                         $36.750           78,600          $        0
                                                                 $17.125          130,300          $  716,650
                                                                 $22.375          132,900          $   33,225
--------------------------------------------------------------------------------------------------------------
John W. Beiser, President and Secretary                          $21.125           13,400          $   20,100
                                                                 $36.750           76,800          $        0
                                                                 $17.125          127,200          $  699,600
                                                                 $22.375          129,700          $   32,425
--------------------------------------------------------------------------------------------------------------
Ronald V. Sapp, Vice President-Finance                           $21.125           20,300          $   30,450
 and Chief Financial Officer                                     $36.750           23,400          $        0
                                                                 $17.125           38,800          $  213,400
                                                                 $22.375           42,000          $   10,500
--------------------------------------------------------------------------------------------------------------
R. Mark Bole, Assistant Vice President-Treasurer                 $22.375           24,100          $    6,025
--------------------------------------------------------------------------------------------------------------
William H. Hinson, Vice President-Technical Services            $36.750           17,800          $        0
                                                                 $17.125           29,600          $  162,800
                                                                 $22.375           14,700          $    3,675
--------------------------------------------------------------------------------------------------------------
Tilden M. Shanahan, Vice President-Flight Operations             $36.750           19,900          $        0
                                                                 $17.125           33,000          $  181,500
                                                                 $22.375           34,000          $    8,500
--------------------------------------------------------------------------------------------------------------
Renee  H. Skinner, Assistant Vice President-Controller           $17.125           20,300          $  111,650
                                                                 $22.375           20,900          $    5,225
--------------------------------------------------------------------------------------------------------------
Samuel J. Watts, Vice President-Customer Services                $21.125           33,400          $   50,100
                                                                 $36.750           19,200          $        0
                                                                 $17.125           31,800          $  174,900
                                                                 $22.375           15,800          $    3,950
--------------------------------------------------------------------------------------------------------------
Executive Officer Group (4 persons)                                               904,100          $1,862,275
--------------------------------------------------------------------------------------------------------------
Non-Executive Director Group (4 persons)                                                -   (1)             -
--------------------------------------------------------------------------------------------------------------
Other Persons Receiving 5% of the Options                                               -   (1)             -
--------------------------------------------------------------------------------------------------------------
Non-Executive Officer Employee Group (approximately
  2,452 persons)                                                                  290,400   (2)    $  702,300
--------------------------------------------------------------------------------------------------------------

(1)  No options will be granted to this group under the 1997 Plan to replace
     SARs.
(2)  Options will be granted to only four persons in this group to replace SARs.

APPROVAL OF THE PLAN

     With respect to the proposal to adopt and approve the 1997 Plan, if a quorum is present, a proposal will pass if the votes cast favoring the action exceed the votes cast opposing the action. For purposes of this vote, as of the Record Date ASA Holdings' Directors and Executive Officers as a group (8 persons) beneficially owned 1,518,764 shares of Holdings Common Stock (approximately 5.1%). See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     ASA leases reservation equipment and certain terminal facilities from Delta and Delta provides certain services to ASA, including reservation and ground handling services at certain stations. Expenses paid under the joint marketing agreement during the 1996 fiscal year were approximately $11,833,000. In addition, at December 31, 1996, Delta owed ASA approximately $121,000 for various services performed by ASA for Delta, and ASA owed Delta approximately $1,747,000 for various services performed by Delta for ASA, as described above. During 1996, approximately 80% of ASA's passengers connected with or from Delta flights at ASA's Atlanta, Georgia and Dallas/Fort Worth, Texas hubs. Edward H. West, a member of ASA Holdings' Board of Directors and a member of its Audit Committee until March 27, 1997, is Delta's Controller. Mr. West served on ASA's Board during fiscal 1996 as a designated nominee of Delta. See "ELECTION OF DIRECTORS," As of March 27, 1997, Delta (through its wholly owned subsidiary Delta Air Lines Holdings, Inc.) beneficially owned approximately 26.8% of the outstanding Holdings Common Stock. See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS,"

     During fiscal 1996, ASA entered into certain other transactions with companies that have business relationships with certain of its Directors and Executive Officers, which relationships and transactions are described above under the caption "COMPENSATION COMMITTEE INTERLOCKS AND ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION DECISIONS."

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     ASA Holdings' Board of Directors has selected Ernst & Young LLP as the independent auditors for ASA Holdings and its subsidiaries for the fiscal year ending December 31, 1997. Ernst & Young LLP served as the independent auditors for ASA and its subsidiary from 1984 until the consummation of the Reorganization. Representatives of Ernst & Young LLP are expected to be present at the 1997 Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                 OTHER MATTERS

SHAREHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     ASA Holdings plans to hold its 1998 Annual Meeting of Shareholders during the month of May. Any proposal of a shareholder intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the corporate Secretary of ASA Holdings for inclusion in the Proxy Statement and proxy card for that meeting no later than December 18, 1997. Such proposals must be received by ASA Holdings' corporate Secretary at ASA Holdings' principal executive office, the address of which is set forth on page 1 of this Proxy Statement, and must meet the requirements of the regulations promulgated by the SEC to be eligible for inclusion in ASA Holdings' 1998 proxy materials.

ACTION ON OTHER MATTERS AT THE 1997 ANNUAL MEETING

     At this time, ASA Holdings does not know of any other matters to be presented for action at the 1997 Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matter comes before the 1997 Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), ASA Holdings is required to identify any person who, at any time during fiscal 1996, was a director of ASA, an executive officer of ASA or its subsidiary or a beneficial owner of more than 10% of ASA Common Stock or any other person who was subject to Section 16 of the Exchange Act with respect to ASA ("REPORTING PERSONS") that during fiscal 1996 failed to file on a timely basis with the SEC any report required by Section 16(a) of the Exchange Act, which are Form 3 (an initial report of beneficial ownership of ASA Common Stock) or on Form 4 or Form 5 (relating to changes in beneficial ownership of ASA Common Stock). Based solely on a review of such Forms 3, 4 and 5, and amendments thereto furnished to ASA Holdings and ASA by the Reporting Persons known to it, as required by Rule 16a-3(e), except as set forth below, no Reporting Person that was required during fiscal 1996 to comply with Section 16(a) of the Exchange Act failed to comply with such requirements. A Form 4 report filed by Alan M. Voorhees with respect to three transactions that were effected during one day in November 1996 was inadvertently filed after its due date. A Form 5 report filed by Ralph W. Voorhees with respect to two gift transactions that were effected during one day in December 1996 was inadvertently filed after its due date.


INCORPORATION OF PROXY STATEMENT BY REFERENCE

     Notwithstanding anything to the contrary set forth in any reports, statements or other filings made by ASA or ASA Holdings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act or any related prospectus, that incorporate by reference, in whole or in part, subsequent filings with the SEC, including, without limitation, this Proxy Statement, the Compensation Committee Report set forth on pages 11 through 17 of this Proxy Statement and the "STOCK PRICE PERFORMANCE GRAPH" and related data set forth on pages 22 and 23 of this Proxy Statement, shall not be deemed to be incorporated by reference into any such filings.

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED ON THE PROXY CARD, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY CARD.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        JOHN W. BEISER
                                        Secretary

                                   APPENDIX A


                               ASA HOLDINGS, INC.
                      1997 NONQUALIFIED STOCK OPTION PLAN

Attached hereto is the ASA Holdings, Inc. 1997 Nonqualified Stock Option Plan (pages A-2 through A-8).

                               ASA HOLDINGS, INC.

                      1997 NONQUALIFIED STOCK OPTION PLAN



    1. Purpose. The purpose of the ASA Holdings, Inc. 1997 Nonqualified Stock Option Plan (the "PLAN") is to (i) advance the interests of ASA Holdings, Inc. a Georgia corporation ("ASA HOLDINGS"), and its Subsidiaries, and (ii) enhance the Company's ability to attract, retain and motivate officers and key employees of the Company by providing to such persons incentives and rewards for performance. The stock options granted pursuant to this Plan are non-qualified stock options and shall not be incentive stock options, as defined in Code Section 422.

    2. Definitions: As used in the Plan, the following terms have the following meanings:

         (a) "AGREEMENT" shall have the meaning set forth in Paragraph 5 of the Plan.

         (b) "AWARD" means an Option.

         (c) "BOARD" means the Board of Directors of ASA Holdings.

         (d) "CODE" means the Internal Revenue Code of 1986, as amended.

         (e) "COMMITTEE" means a committee of the Board consisting of at least two directors selected by the Board and meeting the requirements of Paragraph 3(a) of the Plan.

         (f) "COMMON STOCK" means shares of Common Stock, $.10 par value per share, of ASA Holdings.

         (g) "COMPANY" means ASA Holdings and its Subsidiaries.

         (h) "DATE OF GRANT" means the date specified by the Committee on which an Award shall become effective, which date shall be the date concurrently with or a date following the date of the Committee action approving the Option grant.

         (i) "EFFECTIVE DATE" means the date of the approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, in person or by proxy at a meeting of the shareholders of ASA Holdings.

         (j) "EXERCISE PRICE" means the purchase price per share of Common Stock payable on exercise of an Option, as set forth in the applicable Agreement.

         (k) "EXPIRATION DATE" means the date established by the Committee and set forth in an Agreement as the date after which the Options described in the Agreement that have not previously been exercised shall terminate, become null and void and no longer be of any force and effect.

         (l) "FAIR MARKET VALUE" of a share of Common Stock on a given date means the closing price of a share of Common Stock on such date (or the most recent trading date prior thereto if such date is not a trading date) on the Nasdaq/National Market of The Nasdaq Stock Market, or such national exchange, if any, as may be designated by the Board.

         (m) "OPTION" means the right to purchase one or more shares of Common Stock upon exercise of a nonqualified stock option granted pursuant to the Plan. Except as otherwise specifically provided herein or required by the context, the term Option as used in this Plan shall include Reload Options granted hereunder.

         (n) "OPTION SHARES" means the shares of Common Stock purchased pursuant to the exercise of Options.

         (o) "PARTICIPANT" means a person to whom an Award has been made by the Committee.

         (p) "RELOAD OPTION RIGHTS" and "RELOAD OPTIONS" shall have the meaning set forth in Paragraph 7 of the Plan.

         (q) "RULE 16B-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         (r) "SAR PLAN" means the ASA Holdings, Inc. Stock Appreciation Rights Plan. The terms "AWARD AGREEMENT" and "GRANT PRICE" shall have the meanings ascribed to such terms in the SAR Plan.

         (s) "SUBSIDIARY" means any corporation (other than ASA Holdings) in an unbroken chain of corporations beginning with ASA Holdings where each of the corporations in the unbroken chain other than the last corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (t) "TERM OF THE PLAN" means the period from the Effective Date through and including the 31st day of March, 2007, except that Reload Options may be granted pursuant to Reload Option Rights then outstanding.

         (u) "TERM OF THE OPTION" means the period commencing with the Date of Grant through the date which is one day prior to the Expiration Date.

    3.   Administration of the Plan.

         (a) The Plan shall be administered, and Awards shall be granted hereunder, by the Committee. Each member of the Committee shall be a member of the Board who satisfies the requirements of Rule 16b-3 and of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the actions of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. In the event that the Committee consists of two directors, a "majority" shall mean two.

         (b) The interpretation and construction by the Committee of any provision of the Plan or of any Agreement, and any determination by the Committee pursuant to any provision of the Plan or of any Agreement shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

    4. Shares Available Under the Plan. The maximum number of shares of Common Stock which may be issued upon the exercise of Options granted under the Plan is 2,500,000. ASA Holdings shall reserve 2,500,000 shares of Common Stock for Options granted under the Plan, subject to adjustment as provided in Paragraph 9. Such shares may be shares of original issuance or treasury shares or any combination of the foregoing. Any shares of Common Stock which are subject to Options which expire or which have been surrendered, canceled or terminated without being exercised in full shall again be available for issuance under this Plan. Any shares of Common Stock surrendered to ASA Holdings by the Participant as payment of the Exercise Price upon the exercise of an Option may not be the subject of a subsequent Option. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan: (a) all the shares issued shall be counted when cash, immediately available funds or a check is used as full payment for shares issued upon exercise of an Option; and (b) only the net shares issued shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of an Option.

    5. Grant, Terms and Conditions of Options. The terms and conditions of the grant of each Option shall be embodied in a written agreement (the "AGREEMENT"), in a form approved by the Committee which shall contain terms and conditions not inconsistent with the Plan, and which shall incorporate the Plan by reference. Options may be granted at any time and from time to time during the Term of the Plan to a person who at the time of the Award is an officer or key employee of the Company, or has agreed to commence serving in such capacity within ninety (90) days after the Date of Grant. The maximum number of shares of Common Stock which are the subject of Options which may be granted to any Participant in any one year is the sum of (i) 200,000 shares, plus (ii) a number of shares of Common Stock which are the subject of Options that are exchanged for stock appreciation rights pursuant to Paragraph 6 of the Plan during such year. The terms and conditions of the grant of Options under the Plan need not be the same or identical with respect to each optionee or with respect to each Option, but shall comply with the following terms and conditions:

         (a) Each Agreement shall specify the number of shares of Common Stock for which Options have been granted.

         (b) Each Agreement shall specify the Exercise Price. With the sole exception of an exchange of stock appreciation rights held under the SAR Plan for an Option under the Plan pursuant to Paragraph 6 of the Plan, in no event shall the Exercise Price be less than the Fair Market Value of the Common Stock on the Date of Grant.

         (c) Each Agreement shall specify that the Exercise Price shall be payable in cash or other immediately available funds or by check acceptable to the Company. Each Agreement may also provide, at the discretion of the Committee, that the Exercise Price may be payable (i) by the delivery or deemed delivery (based on an attestation to the ownership thereof) to ASA Holdings of shares of Common Stock already owned by the Participant that have been owned for a period of not less than six (6) months and that have an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price,
(ii) by a broker-assisted exercise pursuant to procedures the Committee may, in its sole discretion, establish from time to time, or (iii) by a combination of some or all of such methods of payment. The Company shall not loan any monies to any Participant for the purchase of any Option Shares.

         (d) The Committee shall also have the authority, in its discretion, to award reload option rights ("RELOAD OPTION RIGHTS") in conjunction with the grant of Options with the effect described in Paragraph 7. Reload Option Rights must be awarded at the time an Option is granted.

         (e) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

         (f) Each Option shall be exercisable in such manner and at such times, including, if applicable, the specification of a vesting schedule, as the Committee shall determine. Each Agreement shall specify an Expiration Date which shall be not later than ten (10) years after the Date of Grant.

         (g) In the event that a Participant shall cease to be employed by the Company for any reason other than his death, a material disability or retirement with the consent of the Company, all Options held by him pursuant to the Plan and not previously exercised at the date of such termination shall terminate and become null and void and no longer of any force or effect four
(4) months following such termination, subject to the condition that no Option shall be exercisable after the Expiration Date.

         (h) If the termination is due to a material disability or retirement with the consent of the Company, such disabled or retiring Participant shall have the right to exercise his or her Options which have not previously been exercised at the date of such termination of employment at any time within twelve (12) months after such termination, subject to the condition that no Option shall be exercisable after the Expiration Date. Whether termination of employment is due to a material disability or is to be considered a retirement with the consent of the Company shall be determined by the Committee. Any disability to be considered "material" must result in a permanent and total disability of an employee as defined in Code Section 22(e)(3), as amended, or if such Section is no longer of any force or effect, the Participant shall be deemed to be permanently and totally disabled if he is unable to engage in any substantial gainful employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

         (i) If the Participant shall die while in the employ of the Company or within a period of three (3) months after the termination of his employment as a result of a material disability or retirement with the consent of the Company as determined in subparagraph (g) above, such Participant's Options may be exercised in whole or in part at any time within twelve (12) months after the Participant's death, by the executor or administrators of the Participant's estate or by any person or persons who shall have acquired the Options directly from the Participant by bequest or inheritance, subject to the condition that no Option shall be exercisable after the Expiration Date.

         (j) No Option shall be transferable by a Participant other than by will or the intestacy laws of descent and distribution. Options shall be exercisable during the Participant's lifetime only by the Participant or, in the event of the death or material disability of a Participant, by the Participant's legal representative or heir of the Participant.

         (k) Each Option granted under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, which are prescribed by the Committee and set forth in the applicable Agreement.

         (l) If the Committee reasonably believes that a Participant has committed an act of misconduct as described in this subparagraph, the Committee may suspend the Participant's rights to exercise any option pending a determination by the Committee.

             If the Committee determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, or engages in any conduct constituting unfair competition, neither the Participant nor his or her estate or heirs shall be entitled to exercise any option whatsoever. In making such determination, the Committee shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee.

    6. Exchange of Stock Appreciation Rights for Options. Any holder (the "SAR HOLDER") of stock appreciation rights under the SAR Plan may exchange such stock appreciation rights granted pursuant to the SAR Plan for an Option under the Plan in accordance with the procedures outlined below and such other conditions and procedures required by the Committee:

         (a) The SAR Holder shall notify the Company not less than seven (7) days prior to the desired exchange date of the number of stock appreciation rights the SAR Holder desires to exchange for Options.

         (b) Each stock appreciation right shall be exchanged on a one-for-one basis for an Option to purchase one share of Common Stock under the Plan.

         (c) The Expiration Date of an Option granted pursuant to an exchange of a stock appreciation right shall be the same date as the date that is five years after the date the exchanged stock appreciation right was originally granted pursuant to the applicable Award Agreement.

         (d) The Exercise Price of an Option granted pursuant to an exchange of a stock appreciation right shall be the same as the Grant Price of such exchanged stock appreciation right.

         (e) If an exchange shall occur under this Paragraph 6, the Award Agreement entered into between the SAR Holder and the Company concerning the exchanged stock appreciation rights shall, along with the exchanged stock appreciation rights, be surrendered by the SAR Holder and canceled by the Company concurrently with the execution of an Agreement for the grant of Options for the exchanged stock appreciation rights.

    7. Reload Option Rights. Reload Option Rights if awarded with respect to an Option shall entitle the Participant exercising the Option (and unless otherwise determined by the Committee, in its discretion, only such original Participant), upon exercise of the Option or any portion thereof through delivery of shares of Common Stock, automatically to be granted on the date of such an exercise an additional Option (a "RELOAD OPTION") (i) for that number of shares of Common Stock equal to the number of shares used by the Participant to exercise the underlying Option, (ii) having an option price not less than 100% of the Fair Market Value of the Common Stock covered by the Reload Option on the Date of Grant of such Reload Option, (iii) having an Expiration Date not later than the Expiration Date of the original Option so exercised and (iv) otherwise having terms permissible for the grant of an Option under the Plan. The grant of a Reload Option will be effected only upon the exercise of underlying Options through the use of shares of Common Stock held by the Participant for at least six (6) months. Each Reload Option shall be fully exercisable six months from the effective date of grant. Subject to the preceding sentences of this Paragraph and the other provisions of the Plan, Reload Options Rights and Reload Options shall have such terms and be subject to such restrictions and conditions, if any, as shall be determined, in its discretion, by the Committee. Unless otherwise determined by the Committee, in its discretion, in connection with the grant of the underlying Options, Reload Option Rights shall entitle the Participant to be granted Reload Options only if the underlying Option to which they relate is exercised by the Participant during employment with the Company or any of its subsidiaries.

    Each Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Options. Upon the exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the underlying Agreement. No Reload Option may provide for the grant, when exercised, of subsequent Reload Options.

    8.   Issuance of Certificates.   Subject to Paragraph 11 below, as soon as
practicable following the exercise of any Options, a certificate evidencing the number of shares of Common Stock to be issued in connection with such exercise shall be issued in the name of the Participant.

    9.   Adjustments.  The Committee may make or provide for such adjustments
(a) in the maximum number of shares of Common Stock specified in Paragraph 4,
(b) in the number of shares of Common Stock covered by outstanding Options granted hereunder, or (c) in the Exercise Price applicable to such Options as the Committee in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of ASA Holdings, or from any merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or other event having an effect similar to any of the foregoing.

    10. Fractional Shares. ASA Holdings shall not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractional shares or for the settlement of fractional shares in cash.

    11. Withholding Taxes. The Company shall have the right to require any individual entitled to receive Option Shares to remit to the Company, prior to the delivery of any certificates evidencing such Option Shares, any amount sufficient to satisfy any federal, state, or local tax withholding requirements.

    12. Registration Restrictions. No Option shall be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to such Option Shares, such Option Shares shall have been qualified under applicable state "blue sky" laws and all regulations of any securities exchange on which the Common Stock may be listed (including, without limitation for such purposes, The Nasdaq Stock Market) shall have been fully complied with and satisfied, or
(ii) the Committee in its sole discretion determines that such registration, qualification and compliance are not required as a result of the availability of an exemption from such registration, qualification, or compliance under such laws.

    13. Stockholder Rights. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share of capital stock of the Company for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

    14. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity at its own expense, to handle and defend the same.

    15.  Amendments; Termination; Limitation in Participants Rights.

         (a) The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that amendments shall be subject to (x) the approval of a majority of the shares of the Company's voting common stock entitled to vote if the Committee determines that such approval is necessary in order for the Company to rely on the exemptive relief provided under Rule 16b-3 or Code Section 162(m) and (y) all other approvals which are required by law, whether regulatory, stockholder or otherwise. No amendment or termination or modification of the Plan shall in any manner affect any Option granted prior to the date of the amendment without the consent of the Participant holding the Option, except that the Committee may amend or modify the Plan in a manner that (a) does affect Options granted prior to the date of the amendment if the Committee determines that such amendment or modification is necessary to retain the benefits of Rule 16b-3 or Code Section 162(m), or (b) does not adversely affect the rights of the Participant holding the Option.

         (b) The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company, nor will it interfere in any way with any right the Company would otherwise have to terminate such Participant's employment or other service at any time.

    16. Governing Law. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Georgia.

                                                                      APPENDIX A
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 1997
                               ASA HOLDINGS, INC.

    The undersigned hereby appoints John W. Beiser and George F. Pickett, or either of them, as Proxies, for and on behalf of the undersigned, with full power of substitution, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of ASA Holdings, Inc. that the undersigned would be entitled to vote, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of the Shareholders to be held on Wednesday, May 21, 1997, at 11:00 a.m., Atlanta, Georgia time, at the Cobb Galleria Centre, Meeting Rooms 117-118, Two Galleria Parkway, Atlanta, Georgia or any adjournments or postponements thereof.

    1.   PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT SIX AND TO ELECT SIX
         DIRECTORS

(INSTRUCTION:    TO FIX THE NUMBER OF DIRECTORS AT A NUMBER LESS THAN SIX, OR
                 TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                 STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.
                 FAILURE TO STRIKE THROUGH ANY NOMINEE'S NAME OR TO CHECK THE
                 BOX BELOW TO WITHHOLD AUTHORITY FOR ALL NOMINEES WILL BE
                 DEEMED TO GRANT AUTHORITY TO FIX THE NUMBER OF DIRECTORS AT
                 SIX AND TO VOTE FOR ALL NOMINEES.)

    [ ]  FOR all nominees listed below                  [ ]  WITHHOLD AUTHORITY                 [ ] ABSTAIN
         (except as marked to the contrary below)            for all nominees listed below

                 John W. Beiser, Jean A. Mori, Parker H. Petit, George F.
                    Pickett, Alan M. Voorhees, Ralph W. Voorhees

    2. PROPOSAL TO ADOPT AND APPROVE THE ASA HOLDINGS, INC. 1997 NONQUALIFIED STOCK OPTION PLAN:

              [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

    3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND ALL NOMINEES NAMED THEREIN AND "FOR" PROPOSAL 2. THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT SIX AND TO ELECT ALL SIX NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. THIS PROXY, IF PROPERLY EXECUTED AND DELIVERED, WILL REVOKE ALL PRIOR PROXIES.)

    The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting to be held May 21, 1997.

                                        Dated:                          , 1997
                                             --------------------------


                                        ---------------------------------------
                                                                         (Seal)

                                        ---------------------------------------
                                                                         (Seal)

                            (Please sign exactly as your name appears hereon.
                            If shares are registered in more than one name, each registered holder should sign. When signing as an attorney, administrator, executor, guardian, conservator, receiver or trustee, please give your full title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized officer or agent in the full name of the entity.)

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                       [ ] I PLAN TO ATTEND